UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANGAMO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

Sangamo Therapeutics, Inc. (the “Company”) is filing this revised definitive proxy statement solely to correct inadvertent clerical errors contained in footnote (2) to the table titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 47 of the original definitive proxy statement filed with the Securities and Exchange Commission earlier on April 24, 2018. No other changes have been made to the original proxy statement. The Company will distribute and make available to its stockholders this revised definitive proxy statement in lieu of the original definitive proxy statement.

SANGAMO THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 11, 2018

To the Stockholders of Sangamo Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Sangamo Therapeutics, Inc., a Delaware corporation (the “Company,” “Sangamo” or “we”), will be held on Monday, June 11, 2018, at 9:00 a.m. Pacific Time at 501 Canal Boulevard, Richmond, California 94804, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1.

to elect eight nominees for director named in the accompanying proxy statement to serve on the Board of Directors until the next annual meeting of stockholders to be held in 2019 or until their successors are duly elected and qualified;

2.	to approve, on an advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement;

3.	to approve the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan;

4.

to approve an amendment to the Sangamo Therapeutics Inc. 2010 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of our common stock reserved for issuance under the Purchase Plan by 2,500,000 shares;

5.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

6.	to transact such other business as may properly come before the meeting.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”), to our stockholders on or about May 1, 2018. The Notice will describe how to access and review our proxy materials, including our proxy statement and annual report on Form 10-K. The Notice as well as the printed copy of proxy cards will also describe how you may submit your proxy on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. As a courtesy, we will also mail our registered stockholders a printed copy of all proxy materials.

Only stockholders of record at the close of business on April 17, 2018, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices. All stockholders are cordially invited to attend the annual meeting in person. To attend the annual meeting you will need a form of photo identification. If your shares are held in street name, you will also need to bring proof of your ownership of our common stock, such as your most recent brokerage statement. Whether or not you plan to attend the annual meeting, please vote as soon as possible.

Sincerely,

Alexander D. Macrae
President and Chief Executive Officer

Richmond, California

April 24, 2018

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 11, 2018

at 9:00 a.m. Pacific Time at 501 Canal Boulevard, Richmond, California 94804

The Proxy Statement, Proxy Card and Annual Report on Form 10-K for 2017 are available at:

www.envisionreports.com/SGMO

YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SANGAMO THERAPEUTICS, INC.

501 Canal Boulevard

Richmond, California 94804

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board of Directors” or the “Board”) of Sangamo Therapeutics, Inc. (sometimes referred to as the “Company,” “Sangamo” or in the first person) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of such meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 26, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 6, 2018. We also intend to mail a full set of proxy materials to our stockholders of record on or about April 26, 2018.

How do I attend the Annual Meeting?

The meeting will be held on Monday, June 11 at 9:00 a.m. Pacific Time at 501 Canal Boulevard, Richmond, California 94804. Directions to the Annual Meeting may be found at www.sangamo.com/about/contact. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 87,145,700 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2018 your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically over the Internet or by telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	election of eight directors (Proposal No. 1);
•	advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement (the “Proxy Statement”) in accordance with SEC rules (Proposal No. 2);
•	approval of our 2018 Equity Incentive Plan (the “2018 Plan”) (Proposal No. 3); and
•

approve an amendment to our 2010 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of our common stock reserved for issuance under the Purchase Plan by 2,500,000 shares (Proposal No. 4); and

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (Proposal No. 5).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For each of the other matters to be voted on at the Annual Meeting, including each nominee for director, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 1:00 a.m. Eastern Time on June 11, 2018 to be counted.

•

To vote through the Internet, go to http://www.envisionreports.com/SGMO to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 1:00 a.m. Eastern Time on June 11, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 17, 2018.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing a proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” each of the proposals, including for each nominee for director. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we believe that Proposals Nos. 1, 2, 3 and 4 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal No. 5 is considered a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 5.

If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may submit another properly completed proxy card with a later date.

•

You may send a timely written notice that you are revoking your proxy to our Secretary at 501 Canal Boulevard, Richmond, California 94804. Such notice will be considered timely if it is received at the indicated address by the close of business on Friday, June 8, 2018.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes?”

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals Nos. 1, 2, 3 and 4 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal? How are abstentions and broker non-votes treated?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1	Election of Directors

“For” votes from the majority of the votes cast with respect to each respective nominee. Pursuant to our Second Amended and Restated Bylaws, as amended (our “Bylaws”), any incumbent director who does not receive the required majority votes at the Annual Meeting will promptly tender his or her resignation to the Board, and the Board, after considering the recommendation of the Nomination and Corporate Governance Committee regarding such resignation, shall determine whether to accept or reject the resignation. For a more detailed description of the majority voting process, see “Proposal No. 1: Election of Directors—General” below.

			No effect	No effect

2	Advisory approval of the compensation of our named executive officers	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.	Against	No effect

3	Approval of the 2018 Plan	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.	Against	No effect

4	Approval of an amendment to the Purchase Plan to increase the number of shares of our common stock reserved for issuance under the Purchase Plan by 2,500,000 shares	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.	Against	No effect

5	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.	Against	Brokers have discretion to vote (1)

(1)	This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 87,145,700 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the Board may adjourn the meeting to another date without a stockholder vote.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2018, to our Secretary at 501 Canal Boulevard, Richmond, California 94804, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2019 Annual Meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Secretary, in writing, not later than the close of business on March 13, 2019 nor earlier than the close of business on February 11, 2019. However, if our 2019 Annual Meeting of stockholders is not held between May 12, 2019 and July 11, 2019, to be timely, notice by the stockholder must be received not later than the 10th day following the day on which the first public announcement of the date of the 2019 Annual Meeting is made or the notice of the meeting is mailed, whichever first occurs. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

The chair of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2019 Annual Meeting of Stockholders will confer discretionary voting authority with respect to any proposal (i) presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) made in accordance with our Bylaws, if (x) the 2019 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and (y) the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Board consists of eight directors and one vacancy due to the resignation of William R. Ringo effective as of January 1, 2018. There are eight nominees for director this year. Each director to be elected and qualified will hold serve until the next annual meeting of stockholders or until a successor for such director is duly elected and qualified, or until the death, resignation or removal of such director. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Proxies may not be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Each of the eight nominees other than Roger Jeffs, Ph.D., and Joseph Zakrzewski, has been previously elected by the stockholders. Dr. Jeffs’ and Mr. Zakrzewski’s candidacies were recommended to the Nominating and Corporate Governance Committee by the Chief Executive Officer and another member of the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee and the Board chose to nominate Alexander D. Macrae, our Chief Executive Officer, for election to the Board for the reasons set forth in his biography below, Dr. Macrae’s employment agreement also provides that the Board shall nominate Dr. Macrae for election as a member of the Board at each annual meeting of stockholders occurring while Dr. Macrae’s employment agreement is in effect.

Each of the eight nominees set forth in this Proxy Statement will be elected by the majority of the votes cast with respect to such nominee. If an incumbent director does not receive the required majority vote, the director shall promptly tender his or her resignation to the Board. Within 90 days after the annual meeting, the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board of Directors as to whether to accept or reject the resignation. The Board will act by taking into account such committee’s recommendation. If the Board does not accept the resignation, the Board is required to publicly disclose its decision and the rationale behind the decision.

The following includes a brief biography of each nominee for director, including their respective ages as of April 24, 2018. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of the Board as of the date of this proxy statement.

Nominees

Alexander D. Macrae, M.B., Ch.B., Ph.D., age 55 has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2016. He has twenty years of experience in the pharmaceutical industry most recently serving as the Global Medical Officer of Takeda Pharmaceuticals, from 2012 to March 2016, where he established and led the Global Medical Office, which encompasses medical affairs, regulatory affairs, pharmacovigilance, outcomes research and epidemiology, quantitative sciences and knowledge and informatics. From 2001 to 2012, Dr. Macrae held roles of increasing responsibility at GlaxoSmithKline, including Senior Vice President, Emerging Markets Research and Development (“R&D”), from 2009 to 2012. In that position, he provided expertise and resources to create a first-of-its-kind group to expand GSK’s global reach by providing R&D strategies, clinical development and regulatory resources to enter emerging markets and Asia-Pacific. From 2007 to 2008, he was Vice President, Business Development. In that position, he was responsible for scientific assessment and business development project leadership for the neurology, psychiatry, cardiovascular and metabolic therapeutic areas. Earlier in his career, he worked for SmithKline Beecham, where he was responsible for clinical development in the therapeutic areas of neurology and gastroenterology. Dr. Macrae received his B.Sc. in pharmacology and his M.B., Ch.B. with honors from Glasgow University. He is a member of the Royal College of Physicians. Dr. Macrae also earned his Ph.D. in molecular genomics at King’s College, Cambridge. The Nominating and Corporate Governance Committee and the Board believe that Dr. Macrae’s day-to-day leadership and intimate knowledge of our business and operations, as well as our relationships with partners, collaborators and investors, provide the Board with an in-depth understanding of the Company.

Robert F. Carey, age 59, has served as a member of our Board of Directors since June 2016. Mr. Carey has been executive vice president, chief business officer for Horizon Pharma plc, a biopharmaceutical company, since March 2014. Prior to that, he served as managing director and head of the healthcare investment banking group at JMP Securities LLC, a full-service investment bank from March 2003 to March 2014. Prior to JMP, Mr. Carey was a managing director in the healthcare groups at Dresdner Kleinwort Wasserstein and Vector Securities International, Inc. He has also held roles at Shearson Lehman Hutton and Ernst & Whinney. Mr. Carey has served on the board of directors of Argos Therapeutics, Inc., a life science company, since September 2015. Mr. Carey received his B.S. in accounting from the University of Notre Dame. The Nominating and Corporate Governance Committee and the Board believe that Mr. Carey’s extensive experience and knowledge in the healthcare investment banking industry, particularly with financings, global expansion and other strategic transactions by life-science companies, as well as his role in business development for a public biopharmaceutical company, will provide the Board with valuable insight and contribution.

Stephen G. Dilly, M.B.B.S., Ph.D., age 58, has served as a member of our Board of Directors since March 2010. Since May 2014, Dr. Dilly has served as Chief Executive Officer and a member of the board of directors of Aimmune Therapeutics, Inc. (formerly Allergen Research Corporation), a biotechnology company developing treatments for food allergies. From January 2012 to December 2012, he was Chief Executive Officer of PhotoThera, Inc., a medical device company. From 2006 to December 2011, he served as President and Chief Executive Officer and a member of the board of directors of APT Pharmaceuticals, Inc., a drug development company. From 2007 to 2009, he served as a member of the board of directors of Avigen, Inc., a biopharmaceutical company that merged with MediciNova, Inc. in December 2009. From 2003 to 2006, he served as Chief Medical Officer and Senior Vice President of Development of Chiron BioPharma, a biotechnology company that was later acquired by Novartis International AG. From 1998 to 2003, he held various management positions at Genentech, Inc., including Vice President of Development Sciences from 2002 to 2003 and Vice President of Medical Affairs from 1998 to 2001. From 1988 to 1998, Dr. Dilly held various management positions in drug development with SmithKline Beecham in the U.K. During his career, Dr. Dilly has been closely associated with the development and launch of marketed drugs for many therapeutic areas, including Kytril, Paxil, Kredex, Requip, TNKase, Xolair, Avastin, Raptiva, Tarceva, Lucentis and Cubicin. In 1982 Dr. Dilly received an M.B.B.S., the equivalent of an M.D. in the United States, from the University of London in the U.K. and a Ph.D. in cardiac physiology from University of London in 1988. Dr. Dilly brings medical expertise and significant drug development experience to our Board. The Nominating and Corporate Governance Committee and the Board believe that Dr. Dilly’s extensive experience in all stages of drug development, from project prioritization through clinical trial design and data analysis to product launch, provides the Board with valuable insight into this process as the Company continues to advance and develop our pipeline of novel genomic and cell therapy assets.

Roger Jeffs, Ph.D., age 56, has served as a member of our Board of Directors since June 2017. Prior to his retirement in 2016, Dr. Jeffs served as President and co-Chief Executive Officer of United Therapeutics Corp., where he worked for 18 years, joining the company in its start-up phase in 1998 as Director, Research, Development and Medical and serving as President and Chief Operating Officer from 2001 to 2014. He has over 25 years of experience in the biopharmaceutical industry in R&D, clinical development, regulatory and medical affairs. While at United Therapeutics, Dr. Jeffs led the clinical development, regulatory approval and commercialization of six rare disease products and managed the commercial effort that led to a greater than 20% compound annual growth rate (CAGR) and $1.5 billion annual revenue run rate. Prior to joining United Therapeutics, he held positions in clinical development at Amgen, Inc. and Burroughs Wellcome Co. Dr. Jeffs currently also serves as a member of the board of directors of Albireo Pharma, Inc., Axsome Therapeutics, Inc., Axovant Sciences Ltd. and Dova Pharmaceuticals, Inc. He received a B.A. in Chemistry from Duke University and his Ph.D. in Pharmacology from the University of North Carolina School of Medicine. The Nominating and Corporate Governance Committee and the Board believe that Dr. Jeffs’ extensive experience at a publicly traded biotechnology company commercializing rare diseases provides the Board with important qualifications and skills as the Company moves towards the possible commercialization of its novel genomic and cell therapy assets.

Steven J. Mento, Ph.D., age 66, has served as a member of our Board of Directors since May 2005. Since July 2005, Dr. Mento has served as President and Chief Executive Officer of Conatus Pharmaceuticals Inc., a biotechnology company engaged in the development of human therapy for liver disease. From 1997 to 2005, he was President and Chief Executive Officer of Idun Pharmaceuticals. From 1992 to 1997, Dr. Mento was an executive officer at Viagene, Inc. In January of 1992 he joined Viagene, Inc. as Vice President of Research and Development, where he was responsible for directing the company’s transition from basic research through initiation of the first company sponsored Phase I and Phase II clinical trials in the emerging field of gene therapy. In October of 1995, Chiron Corporation acquired Viagene, Inc., and renamed the company Chiron Viagene, Inc. Prior to that, from 1982 to 1992, Dr. Mento held various positions at American Cyanamid Company, the last one being the Director of Viral Vaccine Research and Development at Lederle-Praxis Biologicals, a business unit of American Cyanamid Company. Dr. Mento currently serves on the boards of BIOCOM, the BIOCOM Institute and the Biotechnology Industry Organization (BIO), as well as a member of the BIO ECS Governing Body, the BIO Health Section Governing Body, the Donald P. Shiley BioScience Center at SDSU Scientific Advisory Board and Cal State San Marcos Advisory Council. Dr. Mento received a B.A., M.S., and a Ph.D. in microbiology from Rutgers University. He completed his post-doctoral fellowship in somatic cell genetics at the University of Toronto. The Nominating and Corporate Governance Committee and the Board believe that Dr. Mento’s scientific technical background and extensive operational experience in the early stages of the development of biologic drugs provide the Board with expertise in the management and development of our novel genomic and cell therapy assets.

H. Stewart Parker, age 62, has been a member of our Board of Directors since June 2014. Ms. Parker has over 30 years of experience in the biotechnology industry. Prior to focusing on boards and consulting, she served as the Chief Executive Officer of The Infectious Disease Research Institute (IDRI), a not-for-profit global health Research institute from March 2011 to December 2013. In 1992 Ms. Parker founded Targeted Genetics Corporation, a publicly traded Seattle-based biopharmaceutical company formed to develop gene-based treatments for acquired and inherited diseases that became a world leader in AAV gene therapy. She held the position of President and Chief Executive Officer and was a member of its board of directors from the company’s inception until November 2008. Prior to founding Targeted Genetics, Ms. Parker served in various capacities at Immunex from August 1981 through December 1991, most recently as Vice President, Corporate Development. From February 1991 to January 1993, Ms. Parker served as President and a Director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products. She has served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. She currently serves as a member of the board of directors for several for-profit companies including C3J Therapeutics (formerly C3 Jian Inc), Achieve Life Sciences, Inc., StrideBio Inc. and Nexgenia and on the advisory boards of the University of Washington Foundation and College of Arts & Sciences. Ms. Parker received her B.A. and M.B.A. from the University of Washington. The Nominating and Corporate Governance Committee and the Board believe that Ms. Parker’s senior executive experience in AAV gene therapy and biotechnology drug development provides valuable operational, commercial assessment and management skills to the Board.

Saira Ramasastry, age 42, has served as a member of our Board of Directors since June 2012. Since April 2009, she has served as Managing Partner of Life Sciences Advisory, LLC, a company that she founded to provide strategic advice, business development solutions and innovative financing strategies for the life science industry. From August 1999 to March 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Co., Inc. where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions (“M&A”), strategic and capital markets transactions. Prior to joining Merrill Lynch she served as a financial analyst in the M&A group at Wasserstein Perella & Co., an investment banking firm, from July 1997 to September 1998. Ms. Ramasastry currently serves on the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research, the board of directors of Pain Therapeutics, Inc., and lead business advisor for the European Prevention of Alzheimer’s Dementia consortium. Ms. Ramasastry received her B.A. in economics with honors and distinction and an M.S. in management science and engineering from Stanford University, as well as an M. Phil. in management studies from the University of Cambridge where she is a guest lecturer for the Bioscience Enterprise Programme and serves on the Cambridge Judge Business School Advisory Council. Ms. Ramasastry is also a Health Innovator Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. The Nominating and Corporate Governance Committee and the Board believe that Ms. Ramasastry’s extensive experience in global healthcare investment banking and strategic advisory consulting provides valuable financial, commercial assessment and business development skills to the Board and her thorough understanding of our technology and programs provides the Board with valuable insight in the development of our novel genomic and cell therapy assets.

Joseph S. Zakrzewski, age 55, has served as a member of our Board of Directors since June 2017. Mr. Zakrzewski has over 25 years of experience in the biopharmaceutical industry with senior leadership experience in R&D, supply chain and manufacturing operations, business development and commercialization. Prior to focusing on serving on boards and investments, from 2010 through 2013, he was Chairman and Chief Executive Officer of Amarin Corporation PLC (formerly Amarin Pharmaceuticals, Inc.), where he led the development and commercialization of the company’s first product, Vascepa. Mr. Zakrzewski previously served as a Venture Partner with Orbimed Advisors LLC, a venture capital firm, and as Chairman, President and CEO of Xcellerex, Inc., a privately held company focused on the commercialization of its proprietary manufacturing technology for biotherapeutics and vaccines. Earlier, he served as COO of Reliant Pharmaceuticals, Inc. before its acquisition by GlaxoSmithKline in 2007 and held various executive positions at Eli Lilly & Company in the areas of R&D, manufacturing, finance and business development. Mr. Zakrzewski currently serves as a member of the board of directors of various public and private companies, including Acceleron Pharma, Inc., Amarin, Insulet Corporation and Onxeo SA where he serves as Chairman. Mr. Zakrzewski received a B.S. in Chemical Engineering and an M.S. in Biochemical Engineering from Drexel University, and an M.B.A. in Finance from Indiana University. The Nominating and Corporate Governance Committee and the Board believe that Mr. Zakrzewski’s significant experience as a Chief Executive Officer and leading a variety of functional areas including supply and manufacturing operations provides the Board with an important set of skills to assist in the oversight of the development of our novel genomic and cell therapy assets.

Board Independence

The Board of Directors has determined that William R. Ringo was, and each of its current and nominated directors is, independent under applicable listing standard of Nasdaq Stock Market LLC (“Nasdaq”), except for Dr. Macrae, who is our Chief Executive Officer. There are no family relationships between any of our directors and any of our executive officers.

Board Committees and Meetings

The Board of Directors held 10 meetings during 2017. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during 2017, in each case held during the period for which each respective director was serving as a director.

Audit Committee

The Audit Committee consists of three directors: Mr. Carey, Ms. Ramasastry, and Mr. Zakrzewski. Mr. Zakrzewski was appointed to serve on the Audit Committee in September 2017. Mr. Carey serves as the Chairman of this committee. Mr. Ringo served on the Audit Committee for all of 2017. His resignation from the Board, including all of its committees, was effective January 1, 2018. Our Board of Directors has determined that Mr. Ringo was, and each member of the Audit Committee is, independent under the applicable listing standard of Nasdaq and SEC rules. The Board of Directors has determined that Mr. Carey is an “audit committee financial expert” as defined under SEC rules and has the requisite financial sophistication in accordance with the applicable Nasdaq listing standards. The Audit Committee held five meetings during 2017.

The Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, the risk management and our internal controls and our compliance with legal and regulatory requirements. The Audit Committee interacts directly with, and evaluates the performance of, the independent registered public accounting firm, including determining whether to engage or dismiss the independent registered public accounting firm and to monitor the independent registered public accounting firm’s qualifications and independence. The Audit Committee also pre-approves all audit services and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee Report is included herein on page 82. The Audit Committee has a written charter, which is available on our website at www.sangamo.com.

Compensation Committee

The Compensation Committee consists of three directors: Dr. Mento, Ms. Parker and Dr. Jeffs, each of whom is independent under applicable Nasdaq and SEC rules. Mr. Ringo served on the Compensation Committee for all of 2017 and was independent under applicable Nasdaq and SEC rules. His resignation from the Board, including all of its committees, was effective January 1, 2018. Dr. Mento serves as the Chairman of this committee. In September 2017, Dr. Jeffs was appointed to serve on the Compensation Committee.

The Compensation Committee’s responsibilities include (i) adopting, administering and reviewing compensation plans and programs for our executive officers, including incentive and equity plans and programs; (ii) approving compensation arrangements for our executive officers; (iii) evaluating the performance of our executive officers; (iv) adjusting compensation arrangements as appropriate based upon performance; (v) reviewing, considering and approving compensation programs applicable to non-employee members of the Board of Directors; (vi) reviewing and monitoring management development and succession plans and activities and (vii) administering, concurrently with the Board of Directors, the Sangamo Therapeutics Inc. 401(k) Profit Sharing Plan and Trust, originally effective on January 1, 1998, and as most recently amended and restated as of June 24, 2015 (the “401(k) Plan”).

The Compensation Committee may delegate any responsibility or authority of the Compensation Committee under its charter to one or more members of the Compensation Committee, as appropriate and as consistent with applicable laws and rules. Further, the Compensation Committee may delegate to one or more employees or one or more other members of the Board, the authority to grant awards of equity securities pursuant to our equity incentive plans, in each case to any persons who are not executive officers or key employees in accordance with such guidelines as may be established by the Compensation Committee. The Compensation Committee may also form and delegate authority to a committee composed solely of our employees to serve as an administrative and/or investment committee, with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974 (“ERISA”), with respect to one or more of our plans that are subject to ERISA. The Compensation Committee may also form and delegate authority to a subcommittee composed solely of at least two members of the Compensation Committee who are “non-employee directors” under Rule 16b-3 to grant awards of equity securities and to take such other actions as may be necessary or appropriate to qualify transactions in our equity securities under the Rule 16b-3 exemptions.

The Compensation Committee is authorized to engage, oversee and terminate independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers and other key employees. The Compensation Committee retained the services of Radford, an Aon Hewitt Company (“Radford”), in order to (i) assess compensation levels and mix of elements for our executive officers and vice presidents for 2017, (ii) review the peer group criteria and to recommend specific companies, (iii) assess the compensation of the non-employee directors and (iv) advise the committee on executive compensation and governance trends based on peer group trends and market practices.

The Compensation Committee held five meetings during 2017. The Compensation Committee has a written charter, which is available on our website at www.sangamo.com. For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Executive Compensation—Compensation Discussion and Analysis” and “—Director Compensation,” respectively.

Compensation Committee Interlocks and Insider Participation

During 2017, Dr. Mento, Ms. Parker, Dr. Jeffs, and William R. Ringo, who resigned from the Board and all committees thereof effective January 1, 2018, served on the Compensation Committee. None of our Compensation Committee members has been an officer or employee of Sangamo at any time. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of three directors: Dr. Dilly, Ms. Parker and Dr. Jeffs, each of whom is independent under applicable Nasdaq listing standards. Mr. Ringo served on the Nominating and Corporate Governance for all of 2017. His resignation from the Board, including all of its committees, was effective January 1, 2018. As of March 2018, Dr. Jeffs chairs the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers and periodically reports on matters relating to the size, identification, selection and qualification of the Board of Directors and candidates nominated for the Board of Directors and its committees, and develops and recommends governance principles and policies applicable to the Company.

The Nominating and Corporate Governance Committee held one meeting and acted once by unanimous written consent in lieu of a meeting during 2017. The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.sangamo.com. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “—Identification and Evaluation of Nominees for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “—Director Qualifications.”

Director Qualifications

The Nominating and Corporate Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. The Nominating and Corporate Governance Committee may assess character, judgment, business acumen and scientific expertise, and familiarity with issues affecting the biotechnology and pharmaceutical industries. Other qualifications will be determined on a case-by-case basis, depending on whether the Nominating and Corporate Governance Committee desires to fill a vacant seat or increase the size of the Board to add new directors. In addition, the Nominating and Corporate Governance Committee may also evaluate whether a potential director nominee’s skills are complementary to existing Board members’ skills or meet the Board’s need for operations, management, commercial, financial or other expertise. While the Nominating and Corporate Governance Committee does not prescribe specific diversity standards, as a matter of practice, the committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics and experiences of current and prospective directors that reflect a broad range of perspectives in the Board’s decision-making process.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors or senior management, executive recruiting firms, stockholders or other persons. With respect to the appointment of Dr. Jeffs and Mr. Zakrzewski, the Nominating and Corporate Governance Committee paid a fee to a third-party executive recruiting firm to assist with the identification and vetting potential candidates for the Board. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. Stockholder nominees will receive the same consideration that nominees of the Board receive. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must provide all information requested by the Nominating and Corporate Governance Committee relating to such recommendation, including the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to Investor Relations at the following address:

Investor Relations Department

Sangamo Therapeutics, Inc.

501 Canal Boulevard

Richmond, CA 94804

In evaluating such recommendations, the Nominating and Corporate Governance Committee applies the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Leadership Structure of the Board

Under our Bylaws, the Board is not required to appoint our Chief Executive Officer as the Chair of the Board, and the Board does not have a policy on whether or not the roles of Chief Executive Officer and Chair of the Board should be separate. Currently two individuals serve these two positions. Ms. Parker currently serves as the Chair of the Board. Ms. Parker has extensive knowledge and experience in the life science industry and an in-depth understanding of our business strategies and day-to-day operations, which makes her well suited to set the agenda and lead the discussions at Board meetings as the Chair. The Chair is responsible for chairing Board meetings and meetings of stockholders, setting the agenda for Board meetings and providing information to the Board members in advance of meetings and between meetings. In addition, our Chief Executive Officer, Dr. Macrae, also serves as a director on our Board. The Board believes that Dr. Macrae’s membership as a director provides the Board with an in-depth understanding of our business operations because of his extensive experiences and knowledge of the day-today management of all aspects of our operations. This will also facilitate communications between the Board and management by ensuring a regular flow of information, thereby enhancing the Board’s ability to make informed decisions on critical issues facing our company.

Of the eight directors on the Board following the annual meeting, seven directors are independent under applicable Nasdaq corporate governance rules. The Board believes that this establishes a strong independent board that provides effective oversight of the Company. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions without the presence of Dr. Macrae or any other members of management. We believe that our leadership structure of the Board is appropriate given the nature and size our businesses, because it provides both effective independent oversight and expertise in the complexity and management of our operations as a life sciences company.

Oversight of Risk Management by the Board

Our Board of Directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities and has determined that our principal source of risk falls into two categories: (1) financial and (2) product development and testing. The Audit Committee oversees management of risks associated with our financial and accounting systems, public financial reporting, investment strategies and policy, and certain other matters delegated to the Audit Committee, including risks associated with our information technology systems (including cybersecurity risks). Our Board of Directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our lead therapeutic development programs and other preclinical programs as well as financial and strategic risk related to our operations.

In addition, the Nominating and Corporate Governance Committee monitors the effectiveness of our corporate policies and manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees, including executives, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of our stockholders. Six directors attended the 2017 annual meeting of stockholders.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Sangamo Board of Directors, c/o Investor Relations, 501 Canal Boulevard, Richmond, California 94804. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which is applicable to all employees and directors of the Company. A copy of our Code of Business Conduct and Ethics is available on our website at www.sangamo.com in the Investors & Media Section under Corporate Governance. In the event that we make any amendments to or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore, on our website at www.sangamo.com, in the Investors & Media section.

Director Compensation

The following table sets forth certain information regarding the compensation of each non-employee director for service as a member of the Board of Directors during 2017.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2) (3) (4)	Total ($)
Robert F. Carey	60,000	45,718	105,718
Stephen G. Dilly	50,000	45,718	95,718
Roger Jeffs (5)	21,875	165,729	187,604
Edward O. Lanphier II (6)	40,000	-	40,000
Steven J. Mento	57,500	45,718	103,218
H. Stewart Parker	82,500	45,718	128,218
Saira Ramasastry	50,000	45,718	95,718
William R. Ringo (7)	65,000	45,718	110,718
Joseph S. Zakrzewski (5)	22,500	165,729	188,229

(1)

Consists of the annual retainer fee for service as a member of the Board of Directors or any Board committee. For further information concerning such fees, see the section below entitled “—Director Annual Retainer and Meeting Fees.”

(2)

Pursuant to the Automatic Grant Program in effect under our Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”), Ms. Parker, Mr. Carey, Dr. Dilly, Dr. Mento, Ms. Ramasastry, and Mr. Ringo each received an option to purchase 10,000 shares of common stock with an exercise price per share of $7.20 on the date of the 2017 annual meeting of stockholders, and each such option had an aggregate grant date fair value of $45,718, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”), Compensation - Stock Compensation, using the Black-Scholes option valuation model and without taking into account any estimated forfeitures. On June 27, 2017, Mr. Jeffs and Mr. Zakrzewski each received an option to purchase 30,000 shares of common stock with an exercise price per share of $8.70 in connection with their appointments to the Board of Directors on June 26, 2017 and each such option had an aggregate grant date fair value of $165,729, calculated in accordance with ASC 718 using the Black-Scholes option valuation model and without taking into account any estimated forfeitures.

(3)

The assumptions used in the calculation of such grant date fair values are described in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(4)

As of December 31, 2017, the following non-employee directors held options to purchase the following number of shares of our common stock: Ms. Parker, 80,000 shares; Mr. Carey, 40,000 shares; Dr. Dilly, 120,000 shares; Mr. Jeffs, 30,000 shares; Dr. Mento, 80,000 shares; Ms. Ramasastry, 59,450 shares; Mr. Ringo (former director), 50,000 shares; and Mr. Zakrzewski 30,000 shares.

(5)	Mr. Jeffs and Mr. Zakrzewski were appointed as non-employee members of the Board of Directors on June 26, 2017; accordingly, their retainer fees were pro-rated over their period of service.

(6)

Mr. Lanphier did not stand for re-election to the Board of Directors at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”); accordingly, his retainer fees were pro-rated over his period of service.

(7)	Mr. Ringo resigned as a non-employee member of the Board of Directors effective January 1, 2018.

Processes and Procedures for Determining Director Compensation.

The charter of the Compensation Committee provides the Compensation Committee with the responsibility for reviewing, considering and approving compensation programs applicable to non-employee directors. It is the practice of the Compensation Committee to seek input from outside compensation consultants, including Radford, our Compensation Committee’s compensation consultant, as it deems appropriate.

Director Annual Retainer and Meeting Fees

Each non-employee member of the Board of Directors receives an annual cash retainer of $40,000. To the extent the Board of Directors meets more than 10 times in any year, each non-employee member of the Board of Directors will receive, for each meeting in excess of 10, a per meeting fee of $1,000 if attended in person and $500 if attended by video or telephone conference. The Chairman of the Board of Directors receives an additional annual cash retainer of $35,000. In addition, the non-employee members of the Board of Directors serving as the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee receive an additional annual cash retainer of $20,000, $15,000 and $10,000, respectively. Each non-employee member of the Board of Directors serving as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, other than the Chairman, receives an additional annual cash retainer of $10,000, $7,500 and $5,000, respectively. All retainer fees are subject to pro-ration for directors who join or leave the Board of Directors or the respective committee or begin or cease to serve Chairman of the Board or the respective committee, during the year.

The Automatic Grant Program under the 2013 Plan specifically provides the Compensation Committee with the ability to implement a program whereby directors are given the option to elect to convert their cash board retainer fees into restricted stock unit (“RSU”) grants. The Compensation Committee has not implemented such a deferral program.

Equity Incentives Granted Under 2013 Stock Incentive Plan

Under the Automatic Grant Program in effect under the 2013 Plan, on the date of each annual stockholders meeting, each continuing non-employee member of the Board of Directors who served as a director for the previous six months automatically receives an option to purchase 10,000 shares of our common stock. Each option granted under the Automatic Grant Program will have an exercise price per share equal to the fair market value per share of our common stock on the option grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each automatic option grant will vest in successive equal monthly installments upon completion of each month of Board service over a one-year period. However, the shares subject to each automatic option grant will immediately vest upon (i) the optionee’s death or permanent disability while serving as a member of the Board of Directors, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of our outstanding voting stock or (iv) a change in the majority of the Board of Directors effected through one or more proxy contests for Board of Directors membership. The Automatic Grant Program under the 2018 Plan that is the subject of Proposal No. 3 provides for a similar program for continuing non-employee members of the Board of Directors who served as a director for the previous six months, although the amount, type and vesting terms of the awards to be automatically granted are modified. Accordingly, if Proposal No. 3 is approved by the stockholders, our non-employee members of the Board of Directors will continue to receive automatic equity award grants on the date of each annual stockholders meeting. Additionally, if Proposal No. 3 is approved by the stockholders, newly appointed or elected non-employee members of the Board will receive equity grants automatically upon their initial appointment or election. See “—Proposed New Automatic Grant Program Under 2018 Equity Incentive Plan” below for more information.

The Compensation Committee awarded Dr. Jeffs and Mr. Zakrzewski an initial option to purchase 30,000 shares of our common stock on June 27, 2017, with an exercise price per share equal to the closing price per share of our common stock on that date. The option will vest in 36 successive equal monthly installments over the 36-month period measured from the grant date, subject to Dr. Jeffs’ and Mr. Zakrzewski’s continued service as a member of the Board on each monthly vesting date. The remaining terms of their options are similar to the terms of the annual grants under the Automatic Grant Program.

The Automatic Grant Program in effect under the 2013 Plan provides the Compensation Committee with discretion to grant, in lieu of the option grant that would otherwise be awarded under such program, a number of shares of restricted stock or RSUs to the non-employee directors with a fair market value substantially equal to the grant date fair value of the option that would otherwise be awarded. The Automatic Grant Program under the 2018 Plan that is the subject of Proposal No. 3 does not retain this feature and instead provides for automatic grants of a specified number of options and RSUs.

Pursuant to the Automatic Grant Program in effect under the 2013 Plan, on the date of the 2017 annual meeting of stockholders, Mr. Carey, Dr. Dilly, Dr. Mento, Ms. Parker, Ms. Ramasastry and Mr. Ringo each received an option to purchase 10,000 shares of common stock with an exercise price per share of $7.20.

Proposed New Automatic Grant Program Under 2018 Equity Incentive Plan

If Proposal No. 3 is approved at the Annual Meeting as of such date the Automatic Grant Program under the 2013 Plan will be replaced by a new Automatic Grant Program under the 2018 Plan. Under the automatic grant program of the 2018 Plan, on the date of each annual stockholders meeting commencing with the Annual Meeting, each individual serving as a non-employee Board member at that time, who has served on our Board for at least six months, and who will continue serving as a non-employee Board member immediately after such stockholders meeting will automatically be granted a nonqualified stock option (“NSO”) to purchase 15,000 shares of common stock and a RSU in respect of 2,500 shares of common stock under the 2018 Plan. The shares subject to each annual 15,000 share automatic NSO grant made to a continuing Board member will vest in 12 successive equal monthly installments upon such director’s completion of each month of Board service over the12-month period measured from the grant date. The shares subject to each 2,500 share automatic RSU grant will fully vest on the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next annual stockholders meeting, subject to the director’s continued service on the Board through the applicable vesting date.

Under the automatic grant program of the 2018 Plan, each non-employee Board member who is initially appointed or elected to the Board on or after the Annual Meeting will automatically be granted a NSO to purchase 30,000 shares of common stock and a RSU award in respect of 5,000 shares of common stock under the 2018 Plan. The shares subject to each initial 30,000 share automatic NSO grant made to a newly appointed Board member will vest in 36 successive equal monthly installments upon such director’s completion of each month of Board service over the 36-month period measured from the grant date. The shares subject to each 5,000 share automatic RSU grant will vest with respect to 1/3rd of the shares in three equal annual installments over the three-year period measured from the date of grant.

Each automatic NSO grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each NSO option grant will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the NSO that are not vested at the time of the optionee’s cessation of Board service. The shares subject to each automatic NSO grant and each automatic RSU grant will immediately vest in full upon the director’s death or disability or upon the occurrence of a change of control or hostile takeover (as such terms are defined in Proposal No. 3 below) in each subject to the director’s continued Board service through such date.

If Proposal No. 3 is approved at the Annual Meeting the options to purchase 105,000 shares of our common stock and RSU awards in respect of 17,500 shares of our common stock will be automatically granted to our non-employee directors as a group on such date under the 2018 Plan. If Proposal No. 3 is not approved at the Annual Meeting, the 2013 Plan will remain in effect so that options to purchase 70,000 shares of our common stock will be automatically granted to our non-employee directors as a group on such date under the 2013 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

Under Section 14A(a)(1) of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules (commonly referred to as a “say-on-pay” vote).

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Based on the voting results from the 2017 annual meeting of stockholders, our stockholders voted for, and we have adopted an annual advisory vote on the compensation of the named executive officers in our proxy materials, which will remain in effect until the next required vote on the frequency of stockholder votes on the compensation of named executive officers. Although the vote is non-binding, the Board of Directors and the Compensation Committee of the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We encourage stockholders to read closely the “Executive Compensation” section of this Proxy Statement, beginning with the Compensation Discussion and Analysis (“CD&A”) on page 50, which describes in detail our executive compensation programs, policies and practices with respect to the compensation of our named executive officers in the year ended December 31, 2017.

Our overarching compensation goal is to create a positive relationship between our compensation program and our corporate performance.

We design our executive compensation program to implement our core objectives of attracting and retaining highly qualified executives with extensive industry or scientific experience, rewarding executives for success in meeting our annual clinical development and other research and operational goals, aligning the interests of our executives with those of our stockholders and recognizing executives’ individual performance and, for executives other than our Chief Executive Officer, achievement of their individual goals and those of the functional organizations that they manage.

The Compensation Committee established the 2017 compensation program and the associated Company goals in accordance with the foregoing goals and philosophy. During 2017, we continued the important work of laying the foundation for the Company as a sustainable, fully integrated company that develops, manufacturers and commercializes novel genomic therapies on our own and, where appropriate, in collaboration with industry partners. We now have six active clinical programs, with additional preclinical assets advancing toward an investigational new drug, or IND, application. The highlights of our business successes in 2017 are summarized under the heading “2017 and Early 2018 Performance Highlights” in the CD&A. The Board of Directors believes our executive compensation program uses appropriate structures and sound pay practices that are effective in achieving our core objectives.

Resolution

The Board is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:

“Resolved that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion and any related material included in this Proxy Statement.”

Advisory approval of this Proposal No. 2 requires votes “FOR” from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends an advisory vote FOR the resolution to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 3:

2018 EQUITY INCENTIVE PLAN

Our Compensation Committee approved the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan, or the 2018 Plan, on April 23, 2018, subject to approval by our stockholders. The 2018 Plan is intended to be the successor to the Amended and Restated 2013 Stock Incentive Plan, or the 2013 Plan. Currently, we maintain the 2013 Plan to grant equity awards to provide long-term incentives to our employees, non-employee directors and consultants. In light of changes in 2017 to federal tax laws and other changes that have occurred since the 2013 Plan was originally adopted, our Compensation Committee decided to adopt and seek approval for the 2018 Plan to update our equity plan provisions to align with current tax and regulatory rules and market practices. In addition, the 2018 Plan will include a new reserve of 8,800,000 shares of common stock (in addition to the shares of common stock that are, or would become, available under our 2013 Plan) to ensure that we can continue to grant equity awards to attract and retain high quality employees, non-employee directors and consultants. Additionally, the 2018 Plan includes an automatic grant program for our non-employee directors.

If this Proposal No. 3 is approved by our stockholders, the 2018 Plan will become effective as of the date of the Annual Meeting and no additional equity awards will be granted under the 2013 Plan. However, all outstanding equity awards granted under the 2013 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the 2013 Plan. Stockholder approval of this Proposal No. 3 will also constitute pre-approval of each award granted under the 2018 Plan pursuant to the provisions of the automatic grant program for our non-employee directors as described below in this Proposal No. 3. In the event that our stockholders do not approve this Proposal No. 3, the 2018 Plan will not become effective and the 2013 Plan will continue to be effective in accordance with its terms.

Why You Should Vote to Approve the 2018 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate key personnel, non-employee directors and consultants because of the strong competition for highly trained and experienced individuals among biotechnology and pharmaceutical companies, especially in the greater San Francisco Bay area. Therefore, the Board believes that the 2018 Plan is in the best interests of our business and our stockholders and recommends a vote in favor of this Proposal No. 3.

Approval of the 2018 Plan by our stockholders will allow us to continue to grant equity awards at levels we determine to be appropriate. The 2018 Plan will also allow us to utilize equity awards as long-term incentives to secure and retain the services of our employees, non-employee directors and consultants, consistent with our compensation philosophy and common compensation practice for our industry in the greater San Francisco Bay Area. To date, equity incentives have been a key aspect of our program to attract and retain key employees, non-employee directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock. In addition, we believe equity awards encourages employee ownership of our common stock and promotes retention through the reward of long-term Company performance.

We Carefully Manage the Use of Equity Awards and the Size of our Share Reserve is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we generally grant equity awards to all of our employees and non-employee directors. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, non-employee directors and consultants. The tables below show certain historical overhang and burn rate percentages.

Determination of Number of Shares to Request for the 2018 Plan

In its determination to approve the 2018 Plan, our Compensation Committee reviewed an analysis prepared by Radford, its compensation consultant, which included an analysis of our historic and estimated prospective share usage needs and the potential costs of the 2018 Plan. Specifically, our Compensation Committee considered:

•	Market Competitiveness. The 2018 Plan plays an important role in our effort to align the interests of participants and stockholders. Moreover, in our industry, equity compensation awards are an important tool in recruiting, retaining and motivating highly skilled and critical employee talent, upon whose efforts our success is dependent.

•	Estimated Equity Usage and Share Pool Duration. Our Compensation Committee considered our historic burn rate levels in determining how long the 2018 Plan share authorization could potentially last. We expect the share authorization under the 2018 Plan to provide us with enough shares for awards for approximately two years, with actual timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, rates of forfeiture of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2018 Plan could last for a shorter or longer period of time.

•	External Factors. Radford’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares under the 2018 Plan is well within generally accepted standards as measured by an analysis of its cost relative to industry standards.

Historic Use of Equity and Outstanding Awards

Overhang

The following table provides certain additional information regarding use of equity.

As of April 17, 2018 Record Date
Total number of shares of common stock subject to outstanding stock options	8,455,564
Weighted-average exercise price of outstanding stock options	$10.57
Weighted-average remaining term in years of outstanding stock options	7.60
Total number of shares of common stock subject to outstanding full value awards granted	280,579
Total number of shares of common stock available for grant under the 2013 Plan	1,618,588
Total number of shares of common stock available for grant under other equity incentive plans	835,674*
Total number of shares of common stock outstanding	87,145,700
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$19.52

* Reflects the number of shares available under the Purchase Plan as of the record date. No other shares are available for grant under any other equity incentive plan.

Burn Rate

The following table provides detailed information regarding the activity related to our 2013 Plan for fiscal year 2017.

For the Year Ended December 31, 2017
Total number of shares of common stock subject to stock options granted	3,091,125
Total number of shares of common stock subject to full value awards granted	12,600
Weighted-average number of shares of common stock outstanding	78,084,108
Burn Rate	3.97%

Requested Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal No. 3 is approved by our stockholders, the aggregate number of shares of our common stock that may be issued under the 2018 Plan will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new awards under the 2013 Plan as of the effective date of the 2018 Plan (which is equal to 1,618,588 shares as of April 17, 2018), (ii) 8,800,000 new shares, and (iii) certain shares subject to outstanding awards granted under the 2013 Plan and 2004 Stock Incentive Plan, which together are the Prior Plans, that may become available for grant under the 2018 Plan as such shares become available from time to time (as further described below under “—Description of the 2018 Plan—Shares Available for Stock Awards”).

If the 2018 Plan and the new share reserve of 8,800,000 shares is approved by our stockholders, we expect to have approximately 10,418,588 shares available for grant after our Annual Meeting (based on shares available as of April 17, 2018). We believe the adoption of the 2018 Plan and new share reserve of 8,800,000 shares is necessary for us to remain competitive in the greater San Francisco Bay Area marketplace and support our equity grant practices to align the interests of our employees and non-employee directors with our stockholders. We anticipate the available pool of shares in the 2018 Plan will be sufficient for our equity awards for approximately the next two years after considering our present average share usage rate, and that such pool of shares is necessary to provide a predictable amount of available equity awards for attracting, retaining, and motivating employees, non-employee directors and consultants.

Note Regarding Forward-Looking Statements

We do not as a matter of course make public forecasts as to our utilization of equity awards due to the unpredictability of the underlying assumptions and estimates. The inclusion of the information set forth above should not be regarded as an indication or prediction of actual future outcomes, and the statements should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forward-looking statements set forth above. Although presented with some numerical specificity, these statements are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time this filing was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21A of the Exchange Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, forfeiture rates, and other factors described in this Proxy Statement.

Key Features of the 2018 Plan

The 2018 Plan includes many of the same provisions from the 2013 Plan that are designed to protect our stockholders’ interests and to reflect corporate governance best practices. The following are features added to the 2018 Plan that will further moderate the number of shares available for new grants of equity awards and reflect best practices:

•

Additional prohibition on liberal share counting or recycling of appreciation awards. The 2013 Plan provides that shares tendered to or withheld by us as consideration for of the exercise price of stock options or stock appreciation rights, to cover tax withholding obligations upon exercise of stock options or stock appreciation rights, or to cover tax withholding obligations related to any other stock awards will not be returned to the share reserve. The 2018 Plan retains such provisions and also provides that any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the 2018 Plan or a Prior Plan is not eligible to be issued under the 2018 Plan.

•

Additional Restrictions on dividends. The 2013 Plan provides that no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to a performance stock award before the date such shares have vested and any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable performance stock award agreement (including any vesting conditions). The 2018 Plan retains such provisions and also provides that such restrictions are also applicable to stock awards that are not performance stock awards. The 2018 Plan additionally provides that any dividends or dividend equivalents that are credited with respect to any shares or share equivalents will be forfeited to us on the date such shares or share equivalents are forfeited to or repurchased by us due to a failure to vest.

The following are such provisions in the 2018 Plan that are continuing unchanged from the 2013 Plan:

•

Fungible share counting. The 2018 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the 2018 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant, referred to as an Appreciation Award, granted under the 2018 Plan and (ii) 1.33 shares for each share issued pursuant to a stock award that is not an Appreciation Award, referred to as a Full Value Award, granted under the 2018 Plan. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the 2018 Plan will be increased by (i) one share for each share that becomes available again for issuance under the terms of the 2018 Plan subject to an Appreciation Award and (ii) 1.33 shares for each share that becomes available again for issuance under the terms of the 2018 Plan subject to a Full Value Award.

•

Minimum vesting. The 2018 Plan contains a minimum vesting requirement for stock awards, such that no stock award may vest until at least 12 months following the date of grant of such award, except that up to 5% of the share reserve of the 2018 Plan may be subject to awards that do not meet such vesting requirements.

•

No liberal change in control definition. The change in control definition in the 2018 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2018 Plan to be triggered.

•

Repricing is not allowed. The 2018 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the 2018 Plan without prior stockholder approval.

•

Stockholder approval is required for additional shares. The 2018 Plan does not contain an annual “evergreen” provision. The 2018 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.

•

Awards subject to forfeiture/clawback. Awards granted under the 2018 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in a stock award agreement or employment agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2018 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Material amendments require stockholder approval. Consistent with Nasdaq rules, the 2018 Plan requires stockholder approval of any material revisions to the 2018 Plan. In addition, certain other amendments to the 2018 Plan require stockholder approval.

Description of the 2018 Plan

The material features of the 2018 Plan are described below. The following description of the 2018 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2018 Plan. Stockholders are urged to read the actual text of the 2018 Plan in its entirety, which is attached to this proxy statement as Appendix A.

Purpose

The 2018 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, provide incentives for our employees, non-employee directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, non-employee directors and consultants may be given an opportunity to benefit from increases in the value of our common stock. The 2018 Plan also designed to align employees’ interests with stockholder interests.

Successor to 2013 Plan

The 2018 Plan is intended to be the successor to the 2013 Plan. If the 2018 Plan is approved by our stockholders, no additional stock awards will be granted under the 2013 Plan. If the 2018 Plan is not approved by our stockholders, the 2018 Plan will not become effective and the 2013 Plan will continue to be effective in accordance with its terms.

Types of Stock Awards

The terms of the 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance stock awards that may be settled in cash, stock, or other property.

Shares Available for Stock Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2018 Plan, will not exceed the sum of (i) the number of unallocated shares remaining available for the grant of new stock awards under the 2013 Plan as of the effective date of the 2018 Plan (which is equal to 1,618,588 shares as of April 17, 2018), (ii) 8,800,000 new shares, and (iii) any Returning Shares (as defined below) from the 2018 Plan or the Prior Plans, as such shares become available from time to time. The number of shares of our common stock available for issuance under the 2018 Plan will be reduced by one share for each share of common stock issued pursuant to an Appreciation Award and 1.33 shares for each share of common stock issued pursuant to a Full Value Award.

“Returning Shares” are shares subject to outstanding stock awards granted under the Prior Plans or granted under the 2018 Plan and that in each case from and after the effective date of the 2018 Plan: (i) are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, or (ii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares. For each Returning Share subject to a Full Value Award granted under the 2018 Plan, or Returning Share subject to Full Value Award granted under the Prior Plans, the number of shares of common stock available for issuance under the 2018 Plan will increase by 1.33 shares.

Any shares of common stock reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Plan or a Prior Plan will no longer be available for issuance under the 2018 Plan, including any shares subject to such stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award. In addition, any shares reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the 2018 Plan or a Prior Plan and any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the 2018 Plan or a Prior Plan will not be available for issuance under the 2018 Plan.

Eligibility

All of our approximately 192 employees, seven non-employee directors and approximately 10 consultants as of April 17, 2018 are eligible to participate in the 2018 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2018 Plan only to our employees, including our executive officers. However, participation in the automatic grant program is limited to the seven non-employee directors (see “—Automatic Grant Program for Non-Employee Directors” below).

Administration

Our Compensation Committee administers the 2018 Plan (except the non-discretionary grant program, which is automatic) and may delegate authority to administer the 2018 Plan to a subcommittee of non-employee directors. Our Compensation Committee may, at any time, revest in itself some or all of the power delegated to such a committee. The Compensation Committee and any other committee of non-employee directors to whom the Compensation Committee may delegate authority to administer the 2018 Plan are each considered to be a Plan Administrator for purposes of this Proposal No. 3. Subject to the terms of the 2018 Plan, the Plan Administrator may determine the recipients, the types of stock awards to be granted, the number of shares of our common stock subject to or the cash value of stock awards, and the terms and conditions of stock awards granted under the 2018 Plan, including the period of their exercisability and vesting, subject to the minimum vesting requirements. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of stock awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2018 Plan.

The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such executive officer. The executive officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the 2018 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the 2018 Plan pursuant to stock option agreements. The 2018 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2018 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2018 Plan may not exceed ten years and, in some cases (see “—Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us, if a participant’s service relationship with us (referred to in this Proposal No. 3 as “continuous service”) terminates (other than for cause or the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period, if any, following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s termination due to the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2018 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause or the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2018 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2018 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2018 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2018 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2018 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Options may not be transferred to a third party financial institution for value.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2018 Plan is 17,600,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2018 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2018 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2018 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2018 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2018 Plan allows us to grant performance stock awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Performance goals under the 2018 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) profit (including gross profit) and/or margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share;

(xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; and (xxxviii) other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by us during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xx) any other items selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Automatic Grant Program for Non-Employee Directors

Under the automatic grant program, on the date of each annual stockholders meeting, each individual serving as a non-employee Board member at that time, who has served on our Board for at least six months, and who will continue serving as a non-employee Board member immediately after such stockholders meeting will automatically be granted a NSO purchase 15,000 shares of common stock and restricted stock unit award in respect of 2,500 shares of common stock. The shares subject to each annual 15,000 share automatic NSO grant made to a continuing Board member will vest in 12 successive equal monthly installments upon such director’s completion of each month of Board service over the 12-month period measured from the grant date. The shares subject to each 2,500 share automatic restricted stock unit grant will fully vest on the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next annual stockholders meeting, subject to the director’s continued service on the Board through the applicable vesting date.

Under the automatic grant program, each non-employee Board member who is initially appointed or elected to the Board on or after the 2018 annual stockholders meeting will automatically be granted a NSO to purchase 30,000 shares of common stock and restricted stock unit award in respect of 5,000 shares of common stock. The shares subject to each initial 30,000 share automatic NSO grant made to a newly appointed Board member will vest in 36 successive equal monthly installments upon such director’s completion of each month of Board service over the 36-month period measured from the grant date. The shares subject to each 5,000 share automatic restricted stock unit grant will vest with respect to 1/3rd of the shares in three equal annual installments over the three year period measured from the date of grant.

Each automatic NSO grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each NSO option grant will be immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the NSO that are not vested at the time of the optionee’s cessation of Board service.

The shares subject to each automatic NSO grant and each automatic restricted stock unit grant will immediately vest in full upon the director’s death or disability or upon the occurrence of a change of control or hostile takeover (as defined below) in each subject to the director’s continued Board service through such date.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2018 Plan. Subject to the terms of the 2018 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2018 Plan will be subject to recoupment in accordance with any clawback provisions in a participant’s employment agreement or other agreement with us or any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in a stock award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2018 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities to be granted under the automatic grant program, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Change in Control or Hostile Takeover

In the event of a change in control (as defined in the 2018 Plan and described below) outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, the vesting of stock awards held by participants who are our employee or non-employee directors and whose continuous service has not terminated will be accelerated in full to a date prior to the change in control as determined by our Board. All stock awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the change in control. In addition, our Board may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a change in control will receive a payment, if any, equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

For purposes of the 2018 Plan, a change in control generally will be deemed to occur if (1) we are acquired pursuant to a merger, consolidation or other reorganization approved by our stockholders, (2) a stockholder approved sale of all or substantially all our assets, or (3) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent of the total combined voting power of our securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from us or the acquisition of outstanding securities held by one or more of our stockholders.

Under the 2018 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control or hostile takeover (as defined in the 2018 Plan and described below, as may be provided in the participant’s stock award agreement, in any other written agreement with us, but in the absence of such provision, no such acceleration will occur. The awards granted to our non-employee directors under our Automatic Grant Program will automatically immediately fully accelerate vesting upon a change in control or hostile takeover subject to the director’s continued services on the Board through such date. The acceleration of vesting of a stock award in the event of a change in control or hostile takeover event under the 2018 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

For purposes of the 2018 Plan, a hostile takeover will be deemed to occur if (1) there is a change in the majority of our Board as a result of one or more contested elections for Board membership, or (2) securities possessing more than 50% of the total combined voting power of our outstanding securities are acquired pursuant to a hostile tender offer.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the 2018 Plan at any time. However, except as otherwise provided in the 2018 Plan or a stock award agreement, no amendment or termination of the 2018 Plan may materially impair a participant’s rights under his or her outstanding stock awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2018 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan became effective, which is the date of the Annual Meeting.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of a stock award or the disposition of stock acquired the 2018 Plan. The 2018 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

The following table sets forth certain information regarding future benefits under the 2018 Plan.

Name and Position	Dollar Value	Number of Shares
Alexander D. Macrae President and Chief Executive Officer	(1)	(1)
Kathy Y. Yi, Senior Vice President and Chief Financial Officer	(1)	(1)
H. Ward Wolff Former Executive Vice President and Chief Financial Officer	(2)	(2)
Edward R. Conner, M.D. Senior Vice President and Chief Medical Officer	(1)	(1)
Curt A. Herberts, III Senior Vice President and Chief Business Officer	(1)	(1)
All current executive officers as a group (5 persons)	(1)	(1)
All current directors who are not executive officers as a group (7 persons)	(3)	(3)
All current employees, including current officers who are not executive officers, as a group (192 persons)	(1)	(1)

(1) As described above in this Proposal No. 3 future benefits under the 2018 Plan are generally discretionary for our employees, including executive officers, and consultants, and therefore are not currently determinable.

(2) Mr. Wolff retired from his position as Executive Vice President and Chief Financial Officer effective as of February 28, 2017 and is not eligible to receive future benefits under the 2018 Plan.

(3) As described above in this Proposal No. 3 under “—Automatic Grant Program for Non-Employee Directors” on the date of each annual stockholders meeting, commencing with the Annual Meeting, each individual serving as a non-employee Board member at that time, who has served on our Board for at least six months and will continue to serve on our Board immediately following such annual stockholders meeting will automatically be granted a NSO to purchase 15,000 shares of common stock and restricted stock units in respect of 2,500 shares of our common stock. Additionally, each non-employee Board member who is initially appointed or elected to the Board on or after the Annual Meeting will automatically be granted a NSO to purchase 30,000 shares of common stock and restricted stock unit award in respect of 5,000 shares of common stock. If this Proposal No. 3 is approved at the Annual Meeting options to purchase 105,000 shares of our common stock and restricted stock units with respect to 17,500 shares of our common stock will be automatically granted to our non-employee directors as a group on the date of the Annual Meeting.

Approval of this Proposal No. 3 requires votes “FOR” from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the adoption of the Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan.

PROPOSAL NO. 4:

2010 EMPLOYEE STOCK PURCHASE PLAN AMENDMENT

Our Compensation Committee approved an amendment to our 2010 Employee Stock Purchase Plan, or the Purchase Plan, on April 23, 2018, subject to approval by our stockholders, to increase the number of shares of our common stock reserved for issuance under the Purchase Plan by 2,500,000 shares. In the event that our stockholders do not approve this Proposal No. 4, the amendment will not be effected so that the share increase will not be implemented and the Purchase Plan will continue to be effective in accordance with its existing terms.

Why You Should Vote to Approve the Amendment of the Purchase Plan

The Purchase Plan is an Important Part of Our Employee Compensation Program

Our Board believes that equity compensation is a key element underlying our ability to attract, retain and motivate our employees because of the strong competition for highly trained and experienced employees among biotechnology and pharmaceutical companies, especially in the greater San Francisco Bay area. Additionally, the Board believes the Purchase Plan encourages our employees to acquire an ownership interest in our Company and thereby encourages them to remain in our employ and more closely aligns their interests with those of the stockholders. Approval of amendment to the Purchase Plan will allow us to continue to offer the Purchase Plan to our employees at levels we determine to be appropriate. Therefore, the Board believes that the amendment to the Purchase Plan is in the best interests of us and our stockholders and recommends a vote in favor of this Proposal No. 4.

The Size of the Purchase Plan Share Reserve is Reasonable

As of April 17, 2018 only 835,674 shares of common stock remained available under the Purchase Plan. In its determination to approve the increase to the share reserve of the Purchase Plan our Compensation Committee reviewed the remaining available share reserve and an analysis of our historic and estimated prospective share usage needs. Our Compensation Committee also considered that the Purchase Plan is an important element in our market competitiveness. Based on our historic participation rates, we anticipate that if this Proposal No. 4 is approved the share reserve of the Purchase Plan will last for approximately two years.

Description of the Purchase Plan

The material features of the Purchase Plan as would be effective if the requested share increase set forth in this Proposal No. 4 is approved are described below. The following description of the Purchase Plan is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Plan. Stockholders are urged to read the actual text of the Purchase Plan in its entirety, which is attached to this proxy statement as Appendix B.

Administration

The Purchase Plan is administered by our Compensation Committee, referred to as the ESPP Administrator in this Proposal No. 4. As ESPP Administrator, the Compensation Committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Shares Subject to the Purchase Plan

As of April 17, 2018, an aggregate of 1,264, 326 shares of our common stock had been purchased under the Purchase Plan and 835,674 shares of common stock remained available for future purchase under the Purchase Plan. Upon approval of this Proposal No. 4 an additional 2,500,000 shares will become available for future purchases under the Purchase Plan beginning with the next offering period that commences on or after the

Annual Meeting. If purchase rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under such unexercised and expired rights again become available for issuance under the Purchase Plan. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market.

Should any change be made to our outstanding common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding common stock as a class without our receipt of consideration or should the value of the outstanding shares of our common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments will be made by the ESPP Administrator to (i) the maximum number and/or class of securities issuable under the Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant during any offering period and on any one purchase date during that offering period, (iii) the maximum number and/or class of securities purchasable in total by all participants on any one purchase date and (iv) the number and/or class of securities and the price per share in effect under each outstanding purchase right. The adjustments will be made in such manner as the ESPP Administrator deems appropriate and such adjustments shall be final, binding and conclusive.

Offering Periods and Purchase Rights

The Purchase Plan allows our eligible employees and those of our participating subsidiaries (whether now existing or subsequently acquired or established) to purchase shares of common stock at a discounted price at designated intervals through their accumulated payroll deductions or other permitted contributions.

Shares of our common stock will be offered for purchase under the Amended Purchase Plan through a series of offering periods. Unless otherwise specified by the ESPP Administrator prior to the start of the applicable offering period: (i) each offering period has a duration of 24 months, and (ii) offering periods commence on the first business day of May and the first business day of November each year, so that offerings run concurrently. Unless otherwise determined by the ESPP Administrator, the next offering period under the Purchase Plan is scheduled to commence on November 1, 2018.

The terms and conditions of each offering period may vary, and two or more offering periods may run concurrently under the Purchase Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by us or under such other circumstances as the ESPP Administrator deems appropriate. However, the participants in each separate offering period will have equal rights and privileges under that offering in accordance with the requirements of the federal tax laws and regulations applicable to employee stock purchase plans.

Unless otherwise specified by the ESPP Administrator prior to the start of the applicable offering period, each offering period will be comprised of four successive purchase intervals. Purchase intervals will run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year, unless the ESPP Administrator specifies different purchase intervals prior to the start of the applicable offering period.

Should the fair market value per share of our common stock on any purchase date within an offering period be less than the fair market value per share of our common stock on the start date of that offering period, then the individuals participating in that offering period will, immediately after the purchase of our common stock on their behalf on such purchase date, be transferred from that offering period and automatically enrolled in the new offering period commencing on the next business day following such purchase date, provided the fair market value per share on the start date of that new offering period is lower than the fair market value per share of our common stock on the start date of the offering period in which they were currently enrolled.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in the employ of any participating parent or subsidiary corporation (whether any such corporation is now in existence or is subsequently established at any time during the term of the Purchase Plan) will be eligible to participate in any offering period implemented under the Purchase Plan. However, for one or more distinct separate offering periods, the ESPP Administrator may waive either or both of the twenty hour or five month service requirements. To participate in a particular offering period, an eligible employee must complete and file the requisite enrollment forms on or before the start date of that offering period.

As of April 17, 2018, 192 employees, including five executive officers, were eligible to participate in the Purchase Plan.

Payroll Deductions and Stock Purchases

For each offering period, the ESPP Administrator may allow contributions to the Purchase Plan to be effected in the form of periodic payroll deductions or one or more other permissible forms specified by the ESPP Administrator prior to the start date of the applicable offering period. However, all contributions, whether in the form of payroll deductions or other mode, must be based solely on either the participant’s cash earnings or base salary, as determined by the ESPP Administrator prior to the start of the offering period and may not exceed 15% of base salary or cash earnings, unless the ESPP Administrator authorizes a different maximum percentage prior to the start date of the applicable offering period.

The accumulated contributions will automatically be applied to the acquisition of common stock at six-month intervals. Accordingly, on each such purchase date (the last business day in April and October each year, unless the ESPP Administrator specifies other purchase date prior to the start of the applicable offering period), each participant’s payroll deductions or other permitted form of contribution accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

Purchase Price

The purchase price of the common stock acquired on each semi-annual purchase date will be fixed by the ESPP Administrator at the start of each offering period and will not be less than 85% of the lower of (i) the fair market value per share of our common stock on the start date of the offering period or (ii) the fair market value on the purchase date.

The fair market value per share of our common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing price per share on such date on the national stock exchange serving as the primary market for our common stock at that time. On April 17, 2018, the fair market value of our common stock determined on such basis was $19.52 per share, the closing price per share on that date on the Nasdaq Global Market.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	No participant may purchase more than 2,000 shares of common stock on any one purchase date or more than 8,000 shares per offering period.

•	The maximum number of shares of common stock purchasable in total by all participants on any one purchase date will be limited to 200,000 shares.

The ESPP Administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the Purchase Plan, with the new limits to be in effect for that offering period and each subsequent offering period. As indicated above, the applicable limitations will be adjusted for any stock split, stock dividend, stock reclassification or similar transaction affecting the number of shares of our outstanding common stock without our receipt of consideration.

Termination of Purchase Rights

The participant may withdraw from the Purchase Plan at any time up to the next scheduled purchase date, and his or her accumulated payroll deductions or other permitted contributions for the purchase interval in which that purchase date occurs will, at the participant’s election, either be applied to the purchase of shares on the next scheduled purchase date or be refunded immediately.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions or other permitted contributions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should we be acquired by merger, or should there occur a sale of substantially all of our assets or of securities possessing more than 50% of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such transaction. The purchase price will not be less than 85% of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which such transaction occurs or (ii) the fair market value per share of common stock immediately prior to such transaction. The actual percentage purchase price will be equal to the percentage purchase price previously set by the ESPP Administrator for the offering period in which the transaction occurs.

The limitation on the maximum number of shares purchasable by each participant (but not the limitation on all participants in the aggregate) on any one purchase date will be applicable to any purchase date attributable to such transaction.

Share Pro-Ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the

ESPP Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions or other permitted contributions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Duration, Amendment and Termination

The Purchase Plan was originally adopted by our Board of Directors on March 31, 2010 and by our stockholders on June 2, 2010. The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in April 2020, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.

The ESPP Administrator may alter or amend the Purchase Plan at any time to become effective as of the start date of the next offering period thereafter. In addition, the ESPP Administrator may suspend or terminate the Purchase Plan at any time to become effective immediately following the close of any purchase interval.

In no event may our Board of Directors effect any of the following amendments or revisions to the Purchase Plan without the approval of the stockholders: (i) increase the number of shares of our common stock issuable under the Purchase Plan, except for permissible adjustments in the event of certain changes in our capitalization or (ii) modify the eligibility requirements for participation in the Purchase Plan.

Purchase Plan Benefits

The following table sets forth, as to the individuals and groups indicated, the number of shares of our common stock purchased under the Purchase Plan from its original effective date through April 17, 2018 and the weighted average purchase price paid per share. As described above, only our employees are eligible to purchase shares of our common stock under the Purchase Plan.

Name and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price ($)
Alexander D. Macrae President and Chief Executive Officer	0	0
Kathy Y. Yi, Senior Vice President and Chief Financial Officer	0	0
H. Ward Wolff(1) Former Executive Vice President and Chief Financial Officer	21,933	$3.92
Edward R. Conner, M.D. Senior Vice President and Chief Medical Officer	2,000	$4.12
Curt A. Herberts, III Senior Vice President and Chief Business Officer	24,522	$4.03
All current executive officers as a group (5 persons)	48,455	$3.98
All employees, including current officers who are not executive officers, as a group (173 persons)(2)	1,215,871	$3.96

(1) Mr. Wolff retired from his position as Executive Vice President and Chief Financial Officer effective as of February 28, 2017.

(2) Reflects the number of our employees who have previously purchased shares under the Purchase Plan.

New Benefits

Participation in the Purchase Plan is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Purchase Plan. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. The Purchase Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized by the participant until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of death, then the participant will recognize ordinary income at such time equal to the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired.

Approval of this Proposal No. 4 requires votes “FOR” from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the adoption of the amendment to the 2010 Employee Stock Purchase Plan to increase the share reserve by 2,500,000 shares.

PROPOSAL NO. 5:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, our independent registered public accounting firm during 2017, to serve in the same capacity for the year ending December 31, 2018, and is asking the stockholders to ratify this appointment.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Sangamo and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for 2017 and 2016, and fees billed for other services rendered by Ernst & Young LLP during 2017 and 2016:

	2017	2016
Audit fees and expenses (1)	$1,415,280	$1,194,558
Audit - related fees	-	-
Tax fees (2)	43,350	43,775
All other fees	-	-

Total	$1,458,630	$1,238,333

(1)

Includes fees and expenses for the audit of our annual financial statements included in our annual reports on Forms 10-K and the related audit of internal control over financial reporting, review of interim financial statements included in our quarterly reports on Forms 10-Q, consultations regarding accounting and auditing matters, fees in connection with our future public offering of shares of our common stock under the “at the market” agreement, fees in connection with the filing of our registration statements on Form S-3 and related amendments and services normally provided in connection with statutory and regulatory filings.

(2)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of the independent registered public accounting firm for the performance of all audit and non-audit services that are not prohibited and the fees for such services. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report such approval to the full Audit Committee not later than the next committee meeting.

The Audit Committee has determined that the rendering of other professional services for tax compliance and tax advice by Ernst & Young LLP is compatible with maintaining their independence. The Audit Committee has established a policy governing our use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

The services provided by Ernst & Young LLP in 2017 were pre-approved in accordance with this policy.

Approval of this Proposal No. 5 requires votes “FOR” from holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of your proxy card.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 24, 2018:

Name	Age	Position
Alexander D. Macrae	55	President, Chief Executive Officer and Director
Kathy Y. Yi	47	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Heather D. Turner	45	Senior Vice President, General Counsel and Secretary
Edward R. Conner, M.D.	45	Senior Vice President and Chief Medical Officer
Curt A. Herberts, III	37	Senior Vice President and Chief Business Officer

Alexander D. Macrae. Biographical information regarding Dr. Macrae is set forth under “Proposal No. 1: Election of Directors.”

Kathy Y. Yi has served as our Senior Vice President and Chief Financial Officer since February 2017. Ms. Yi has over 17 years of experience in corporate finance, including financial analysis in support of M&A transactions, licensing and other business development activities. Prior to joining us, Ms. Yi served as Head of Finance for Global Inhalation Technical Research & Development at Novartis Pharmaceutical Corporation since 2014. From 2007 to 2014, Ms. Yi held various financial management positions of increasing seniority at Life Technologies Corporation, a Nasdaq-listed life science company that was acquired by Thermo Fisher Scientific in 2014, including Finance Leader, Corporate FP&A from 2012 to 2014, Director of Finance, M&A/Corporate Development from 2010 to 2012, and Director of Finance, Global Manufacturing Operations from 2007 to 2010. From 2001 to 2007, Ms. Yi held increasing roles of responsibilities in Corporate Finance at Intel Corporation. Ms. Yi began her career as a process engineer for Bechtel Corporation. Ms. Yi received a B.S. in Chemical Engineering at the University of California at Berkeley and an M.B.A. from Columbia University.

Heather D. Turner, J.D., has served as our Senior Vice President and General Counsel since February 2018, and as our Secretary since March 2018. Ms. Turner has over 18 years of experience advising public and private life science companies on various matters, including corporate governance, compliance, reporting, public reporting, public offering, mergers and acquisitions, and commercial, manufacturing and development contracts. Prior to joining us, from 2015 to February 2018, Ms. Turner was at Atara Biotherapeutics, Inc. where she served as executive vice president, general counsel and secretary, and also, most recently, as head of portfolio strategy. From 2007 to 2015, she served as General Counsel and Secretary at Orexigen Therapeutics, Inc., where she led various general and administrative functions including compliance, risk management, legal, human resources and facilities. Earlier in her career, she worked as an associate in the corporate securities group at Cooley LLP. Ms. Turner holds a J.D. from the University of California Los Angeles School of Law and is a member of the State Bar of California.

Edward R. Conner, M.D. has served as our Senior Vice President and Chief Medical Officer since November 2016. He has over 10 years of industry experience in early and late stage clinical development in a broad range of disease areas including rare diseases, oncology and infectious diseases. Prior to joining us, Dr. Conner served as Vice President, Clinical Sciences at Ultragenyx Pharmaceuticals, a biopharmaceutical company developing novel products for the treatment of rare and ultra-rare diseases since January 2015. Prior to joining Ultragenyx, from October 2013 to November 2014, he served as Senior Medical Director at BioMarin Pharmaceutical Inc., where he led protocol development and regulatory interaction for its global phase 3 program in Pompe disease. From 2008 to 2013, Dr. Conner served as Medical Director at Genentech, Inc. and was the clinical science team leader of several product candidates, one of which is now a commercial drug product. Dr. Conner completed his Internal Medicine residency training at the University of Michigan and was a fellow in Clinical Immunology & Allergic Diseases at Johns Hopkins School of Medicine. He received a B.S. in Biology, cum laude, from Duke University and his M.D. from the University of California, San Francisco.

Curt A. Herberts, III has served as our Senior Vice President and Chief Business Officer since December 2016 and oversees our business functions and plans for commercialization of its therapeutics. Mr. Herberts has over 10 years of experience in commercial strategy and corporate development. He joined us in October 2010 as Director, Corporate Development and Strategy and was promoted to Senior Director in January 2012, and Vice President and Head of Corporate Development in July 2015. During this time, we established a number of collaborative agreements, including global collaborations with Shire plc, in 2012, Biogen, Inc., in 2014, Pfizer Inc., in 2017 and Kite, a Gilead company in 2018. Prior to joining us, Mr. Herberts held several positions of increasing responsibility at Campbell Alliance Group, Inc., including leadership roles in the corporate development and commercial strategy practice areas, from June 2006 to October 2010. Mr. Herberts holds an A.B. in Human Biology from Stanford University and a M.B.S. from Keck Graduate Institute of Applied Life Sciences.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to Sangamo with respect to the beneficial ownership of our common stock as of April 17, 2018, except as noted, by (i) all persons who were beneficial owners of five percent (5%) or more of our common stock based on 87,145,700 shares outstanding as of April 17, 2018, (ii) each current director and each nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation of this Proxy Statement, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Sangamo Therapeutics, Inc., 501 Canal Boulevard, Richmond, CA 94804. Except as otherwise indicated or to the extent authority may be shared by both spouses under applicable law, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
BlackRock, Inc. (1)
55 East 52nd Street New York, NY 10055	6,871,509	7.9%
FMR LLC (2) 245 Summer Street Boston, MA 02210	5,355,450	6.1%
Vanguard Group Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	4,479,969	5.1%
Alexander D. Macrae (4)	470,000	*
Robert F. Carey (5)	40,000	*
Edward R. Conner, M.D. (6)	52,000	*
Stephen G. Dilly, M.B.B.S., Ph.D. (7)	120,000	*
Curt A. Herberts III (8)	7,958	*
Roger Jeffs (9)	30,000	*
Steven J. Mento, Ph.D. (10)	84,046	*
H. Stewart Parker (11)	81,000	*
Saira Ramasastry (12)	50,000	*
Heather D. Turner	-	-
H. Ward Wolff (13)	262,234	*
Kathy Y. Yi (14)	52,500	*
Joseph S. Zakrzewski (15)	30,000	*
All current directors and executive officers as a group (12 persons) (16)	1,017,504	1.2%

*	Less than one percent.

(1)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 6,871,509 shares and sole voting power over 6,707,510 shares. BlackRock reported its beneficial ownership on behalf of itself and the following: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors.

The Schedule 13G/A provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2017 and April 17, 2018.

(2)

This information is based solely on information contained in the Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC and Abigail P. Johnson. FMR LLC, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 5,355,450 shares and sole voting power over 29 shares. FMR LLC reported its beneficial ownership on behalf of itself and certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson, as a Director, the Chairman, and the Chief Executive Officer of FMR LLC, may be deemed to beneficially own the indicated shares and has sole dispositive power over 5,355,450 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Schedule 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2017 and April 17, 2018.

(3)

This information is based solely on information contained in the Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. (“Vanguard”). Vanguard may be deemed to beneficially own the indicated shares and has sole dispositive power over 4,316,104 shares, shared dispositive power over 163,865 shares, sole voting power over 164,575 shares and shared voting power over 7,045 shares. Vanguard reported its beneficial ownership on behalf of itself and the following: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly owned subsidiary of Vanguard. The Schedule 13G provides information only as of December 31, 2017 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2017 and April 17, 2018.

(4)

Includes 470,000 shares of common stock subject to options exercisable within 60 days after April 17, 2018. Excludes RSUs covering an additional 31,500 shares of common stock that may vest and become issuable more than 60 days after April 17, 2018.

(5)

Consists of 40,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018, of which 30,000 shares fully vest within 60 days of April 17, 2018. The remaining 10,000 shares are currently exercisable but do not vest within 60 days of April 17, 2018 and would be subject to repurchase upon cessation of service to Board if exercised prior to vesting.

(6)

Includes 50,000 shares of common stock subject to options exercisable within 60 days after April 17, 2018. Excludes RSUs covering an additional 6,125 shares of common stock that may vest and become issuable more than 60 days after April 17, 2018.

(7)	Consists of 120,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018.

(8)

Includes 7,958 shares of common stock subject to options exercisable within 60 days after April 17, 2018. Excludes RSUs covering an additional 14,625 shares of common stock that may vest and become issuable more than 60 days after April 17, 2018.

(9)

Consists of 30,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018, of which 9,166 shares fully vest within 60 days of April 17, 2018. The remaining 20,834 shares are currently exercisable but do not vest within 60 days of April 17, 2018 and would be subject to repurchase upon cessation of service to Board if exercised prior to vesting.

(10)	Consists of 40,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018. Also includes 32,214 shares held in family trust.

(11)	Consists of 80,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018.

(12)	Consists of 50,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018

(13)

Includes 109,478 shares of common stock subject to options exercisable within 60 days after April 17, 2018. Mr. Wolff retired from his position as Executive Vice President and Chief Financial Officer effective as of February 28, 2017.

(14)

Includes 52,500 shares of common stock subject to options exercisable within 60 days after April 17, 2018. Excludes RSUs covering an additional 7,250 shares of common stock that may vest and become issuable more than 60 days after April 17, 2018.

(15)

Consists of 30,000 shares issuable upon the exercise of stock options within 60 days of April 17, 2018, of which 9,166 shares fully vest within 60 days of April 17, 2018. The remaining 20,834 shares are currently exercisable but do not vest within 60 days of April 17, 2018 and would be subject to repurchase upon cessation of service to Board if exercised prior to vesting.

(16)

The percentages are calculated based on 87,145,700 shares outstanding as of April 17, 2018. Shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days after April 17, 2018, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Because Mr. Wolff retired effective February 28, 2017 and his last day of employment was March 8, 2017, the number of shares and percentage ownership indicated in the table above with respect to the beneficial ownership of all directors and executive officers as a group do not include any shares beneficially owned by Mr. Wolff.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

It is our intent in this CD&A to inform our stockholders of the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze the key elements of the compensation provided to our chief executive officer, the two individuals who served as our chief financial officers during 2017 and the other executive officers named in the Summary Compensation Table which follows this discussion. We refer to these officers as our named executive officers.

Executive Summary

Our Business

We are a clinical stage biotechnology company focused on translating ground-breaking science into genomic therapies that transform patients’ lives using our industry-leading platform technologies in genome editing, gene therapy, gene regulation and cell therapy.

We are a leader in the research and development of zinc finger proteins, or ZFPs, a naturally occurring class of proteins found in humans. We have used our knowledge and expertise to develop a proprietary technology platform in both genome editing and gene regulation. ZFPs can be engineered to make zinc finger nucleases, or ZFNs, proteins that can be used to specifically modify DNA sequences by adding or knocking out specific genes, or genome editing, and ZFP transcription factors or ZFP TFs, proteins that can be used to increase or decrease gene expression, or gene regulation. In the process of developing this platform, we have accrued significant scientific, manufacturing and regulatory capabilities and know-how that are generally applicable in the broader field of gene therapy and have capitalized this knowledge into a conventional gene therapy platform based on adeno-associated viral vector, or AAV, cDNA gene transfer.

Our Business Strategy

Our strategy is to maximize the value and therapeutic use of our technology platforms. In certain therapeutic areas we intend to capture the value of our proprietary genome editing and gene therapy products by forward integrating into manufacturing, development and commercial operations. In other therapeutic areas we intend to partner with biopharmaceutical companies to develop products.

We are focused on the development of human therapeutics for diverse diseases with well-characterized genetic causes. We have several proprietary clinical and preclinical product candidates in development and have strategically partnered certain programs with biopharmaceutical companies to obtain funding for our own programs and to expedite clinical and commercial development.

2017 and Early 2018 Performance Highlights

•	During 2017, we received special regulatory designations for the following clinical programs:

◇	the U.S. Food and Drug Administration, or FDA, granted orphan drug designation to SB-318, our genome editing product candidate for the treatment of Mucopolysaccharidosis Type I, or MPS I;

◇	the FDA granted rare pediatric disease designation for SB-318;

◇	the FDA granted orphan drug designation to SB-913, our genome editing product candidate for the treatment of Mucopolysaccharidosis Type II, or MPS II; and

◇	from the European Medicines Agency, or EMA, we obtained EMA Recommendation of Orphan Medicinal Product Designation for Investigational Genome Editing Treatments for MPS I and MPS II.

•	In January 2017, the FDA allowed our Investigational New Drug, or IND, application for SB-525, a cDNA gene therapy for the treatment of hemophilia A.

•	In May 2017, we entered into a global collaboration and license agreement with Pfizer Inc., or Pfizer, for the research, development, and commercialization of SB-525 and closely related products.

•

In June 2017, we completed an underwritten public offering of our common stock, in which 11.5 million shares of our common stock were sold at a public offering price of $7.25 per share. Net proceeds after deducting underwriting discounts and commissions and other estimated offering expenses, were appropriately $78.1 million.

•

In October 2017, the FDA accepted an IND application for ST-400, a gene-edited cell therapy candidate for people with transfusion-dependent beta-thalassemia. We are developing ST-400 as part of an exclusive worldwide collaboration with Bioverativ Inc.

•	In November 2017, we treated the first patient in the Phase 1/2 clinical trial evaluating SB-913.

•

In December 2017, we entered into a new research collaboration and license agreement with Pfizer for the development and commercialization of potential gene therapy products that use zinc finger proteins transcription factors, or ZFP TFs, to treat amyotrophic lateral sclerosis, or ALS, and frontotemporal lobar degeneration, or FTLD, linked to mutations of the C9ORF72 gene.

•

In February 2018, together with Case Western Reserve University, we announced an $11 million grant from the National Institutes of Health for a planned study of gene-edited T cells designed to eradicate persistent HIV infection in patients receiving anti-retroviral therapy.

•

In February 2018, we entered into a global collaboration and license agreement with Kite Pharma, Inc., a wholly-owned subsidiary of Gilead Sciences, Inc., for the research, development and commercialization of potential engineered cell therapies for cancer.

Alignment of Executive Compensation Program with Business Strategy

Pharmaceutical research, development and commercialization require sustained and focused effort over many years, and involves a high degree of risk, particularly in the early stages of clinical development. As a consequence, the Compensation Committee believes our compensation program must balance long-term incentives that rewards for the realization of our long-term strategic objectives with near-term compensation that rewards for the achievement of annual goals that further the attainment of our long-term objectives and align the interests of our executives with those of our stockholders.

The Compensation Committee generally believes that a formulaic or purely quantitative approach to executive compensation is not the best way to foster long-term success for us as a clinical stage biotechnology company that is not yet profitable. Instead, the Compensation Committee sets annual performance objectives on which it believes our executive officers should focus during the year in order to achieve our business goals, including, for 2017, aggressive pre-established clinical, research and development, business and corporate development objectives.

The Compensation Committee strives to create a positive relationship between its compensation program and our corporate performance and considers competitive market dynamics, the business environment in which the results were achieved and any unplanned positive or negative events when making compensation decisions. A significant portion of the total compensation opportunity for each of our named executive officers is directly related to our stock price and to other performance factors that measure our progress against our strategic objectives.

In order to assure that the compensation programs for our named executive officers remain competitive with peer companies, accomplish our pay-for-performance objectives, and create rewards for the realization of our long-term strategic objectives, the Compensation Committee works with Radford to obtain the advice and market data needed to ensure that the compensation programs achieve these goals.

Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do

 ✓ Design executive compensation to align pay with performance

 ✓ Emphasize performance-based compensation, with 100% of CEO’s cash incentive compensation based on pre-established corporate performance goals

 ✓ Cap the cash incentive plan payouts

 ✓ Subject our program to independent review by the Compensation Committee’s independent compensation consultant

 X Provide tax gross-ups

 X Allow repricing stock options without stockholder approval

 X Offer significant perquisites or personal benefits to our named executive officers

 X Allow hedging or pledging of our securities by employees

 X Offer a defined benefit pension plan, deferred compensation plan or supplemental executive retirement plan

How We Determine Executive Compensation

Role of the Compensation Committee and Executive Officers

The Compensation Committee assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the oversight of our affairs in the areas of our compensation plans, policies and programs, especially those regarding executive compensation and employee benefits. Either the Compensation Committee or the independent members of our Board of Directors, upon recommendation from the Compensation Committee, approve compensation of our Dr. Macrae, and references in this CD&A to our Board of Directors approving Dr. Macrae’s compensation refer to the independent members of our Board of Directors.

The Compensation Committee’s responsibilities include (i) adopting, administering and reviewing compensation plans and programs for our executive officers, including incentive and equity plans and programs; (ii) approving compensation arrangements for our executive officers; (iii) evaluating the performance of our executive officers; (iv) adjusting compensation arrangements as appropriate based upon performance; (v) reviewing, considering and approving compensation programs applicable to non-employee members of the Board of Directors; (vi) reviewing and monitoring management development and succession plans and activities and (vii) administering, concurrently with the Board of Directors, the 401(k) Plan. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

In making executive compensation determinations, the Compensation Committee considers recommendations from Dr. Macrae. In making his recommendations, Dr. Macrae receives input from our human resources department and from the individuals who manage the other executive officers. While Dr. Macrae discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations or determination of his own compensation. Members of our finance, human resources and legal departments also attend Compensation Committee meetings.

Objectives of Our Compensation Program

We are focused on translating groundbreaking science into genomic therapies that transform people’s lives using our platform technologies in genome editing, gene therapy, gene regulation and cell therapy. To achieve this strategic business objective, we emphasize recruiting executives with significant industry or scientific experience, including in the areas of clinical development, medical affairs, product development, commercial planning and research innovation. This is a highly competitive industry and our success depends upon our ability to attract and retain qualified executives through competitive compensation packages. The Compensation Committee administers the compensation programs for our executive officers with this competitive environment and need to attract and retain qualified executives in mind.

To this end, the primary objectives of our compensation program are to:

Factors Used in Determining Executive Compensation

The Compensation Committee sets the compensation of our executive officers at levels that the Compensation Committee determines to be competitive and appropriate for each named executive officer, using the Compensation Committee’s professional experience and judgment. The Compensation Committee does not use a formulaic approach to setting executive pay, but rather it considers multiple relevant factors, which may vary from year to year. The figure below reflects the factors the Compensation Committee generally considers in determining and approving the amount, form and mix of pay for our named executive officers. In the case of Dr. Macrae, the Compensation Committee also evaluates his performance against our annual goals and longer-term objectives pre-established by the Board of Directors, together with market data regarding executive compensation at comparable companies and realized and realizable values under previous equity awards.

Role of Independent Compensation Consultant

The Compensation Committee retained the services of Radford in order to (i) assess compensation levels and mix of elements for our executive officers and vice presidents for 2017, (ii) review the peer group selection criteria and specific peer companies and (iii) advise the Compensation Committee on executive compensation and governance trends based on peer group trends and market practices. In 2017, Radford also provided comparative data in connection with setting the compensation for Ms. Yi when she joined us and for Mr. Herberts at the time of his promotion. The Compensation Committee determined that Radford was independent using criteria established by Nasdaq for evaluating the independence of advisors to the Compensation Committee.

Comparative Analysis

For purposes of measuring the competitive positioning of our compensation packages, peer companies are generally selected by the Compensation Committee primarily using the following criteria: (i) companies that fall within a specific market capitalization range of approximately one-third to three times our market capitalization at the time of the peer evaluation ($100M to $1B at the time we selected our 2017 peer group); (ii) biotechnology companies in the same sector with an emphasis towards pre-commercial companies; (iii) companies with 50 to 500 employees. In addition, we prefer companies that are headquartered in the San Francisco Bay Area where we both recruit and may lose executive talent. Because the biotechnology industry is a dynamic industry, the comparator group used by the Compensation Committee to measure the competitive positioning of our compensation packages is periodically updated to ensure that companies continue to meet the established criteria. At the time the peer group was established, our market capitalization was comparable to the 50th percentile of the peers, validating the reasonableness of the peer group.

The selected comparable companies for purposes of making compensation decisions for 2017, or the 2017 peer group, were as follows:

Audentes Therapeutics	Infinity Pharmaceuticals
bluebird bio	Intellia Therapeutics
Celldex Therapeutics	MannKind
ChemoCentryx	Osiris Therapeutics
Cytokinetics	Peregrine Pharmaceuticals
Dimension Therapeutics	REGENXBIO
Dynavax Technologies	Rigel Pharmaceuticals
Editas Medicine	Spark Therapeutics
Geron	Ultragenyx Pharmaceutical
ImmunoGen	Voyager Therapeutics

Use of Comparative Data

When setting pay, the Compensation Committee examines the market data derived by Radford from the peer group that ranges from the 25th to the 75th percentiles. We do not have a set formula or benchmark for pay, but rather the Compensation Committee references the market data as one input before making position-specific compensation decisions. We generally seek to manage compensation between the 50th and 75th percentiles of the peer group data, if warranted by performance and other factors the compensation committee considers relevant in making specific decisions. A specific executive officer may be paid below or above the target range based on individual performance, experience, skills and the importance of the executive’s position to us. The Compensation Committee considers this positioning appropriate given that we are based in the San Francisco Bay Area where there is a high concentration of talent competitors creating competitive pressure that requires us to ensure that our overall compensation program is competitive to attract and retain strong leadership for our long-term success based on performance.

2017 Advisory Vote on Executive Compensation

At the 2017 Annual Meeting, we conducted our third advisory vote on executive compensation. At such meeting, approximately 81% of the votes cast on the advisory vote proposal were supportive of our named executive officer compensation program as disclosed in our proxy statement.

The Board of Directors and Compensation Committee reviewed the advisory vote results in the context of our overall compensation philosophy and programs, and based on the level of support, determined that no significant changes to our compensation policies and programs were necessary. The Compensation Committee will continue to take into account future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our executive compensation programs and policies would be warranted to reflect any stockholder concerns reflected in those advisory votes or to address market developments.

Design of the Executive Compensation Program and Key Components

Target Total Compensation

As discussed above, the development and commercialization of pharmaceutical products involves a high degree of risk, particularly in the early stages of clinical development. The Compensation Committee regularly evaluates the relative importance of equity and cash components of total compensation when determining the level and structure of annual pay based on the business priorities established by the Board. Target total compensation for 2017, as shown below for Dr. Macrae, reflects annual base salary, annual target cash incentive bonus and the grant date fair value of stock options granted during the year (as such stock options are reported in the Summary Compensation Table).

Key Elements of Our Executive Compensation Program

Component	Key Features	Purpose

Base Salary	• Fixed cash compensation	• Enables us to attract and retain skilled and experienced executives and to provide a level of economic security for executives from year to year
• No amount is guaranteed

	• Amounts are reviewed and determined annually	• Provides fixed level of compensation that is competitive within our industry and geographic area

• Amounts determined based on individual performance, experience, skills and the importance of the executive’s position

Component	Key Features	Purpose

Cash Incentive Awards	• Cash compensation under the Sangamo Therapeutics, Inc. Incentive Compensation Plan, or the Incentive Plan, which is dependent upon achievement of performance objectives

•  Provides each executive officer with a direct financial incentive in the form of a cash incentive award tied to our achievement of aggressive pre-established clinical, research and development, business and corporate development goals for the year based on our annual operating plan

	• Target amounts are reviewed and determined annually and expressed as a percentage of base salary	• Helps ensure that our total cash compensation is competitive when compared to the peer companies

•  Actual amounts paid are based on the extent corporate objectives are attained as determined by the Compensation Committee, and for executive officers other than Dr. Macrae, on the achievement of pre-established individual goals that align with our overall priorities

• Ensures that a portion of each executive’s cash compensation is contingent on goal achievement, thereby increasing the performance-based component of each executive’s total compensation

Equity Compensation	• Generally in the form of stock options and/or restricted stock units, or RSUs, which are “at-risk” because the realized value is dependent upon our stock price	• Provides long-term incentives that align the interests of our work force with the achievement of our long-term vision to develop and commercialize pharmaceutical products

• The exercise price for stock options is equal to the closing price of our stock on the option grant date

•  Given the time periods involved in pharmaceutical development, we believe that these long-term incentives are critical to our success to provide long-term focus, aid in retention and mitigate short-term risk taking

•  Each RSU entitles the recipient to one share of our common stock at a designated issue date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued share

• Stock options produce realizable value to the holder only if our stock price increases over the period of time that the award remains outstanding

Component	Key Features	Purpose
	• Executives are eligible for equity awards in connection with annual performance reviews, and at time of hire	• RSUs reduce the dilutive effect of the equity incentive awards and provide us with the ability to compete for talent and provide retention incentives

2017 Compensation Decisions

2017 Base Salary

In general, the base salaries of our named executive officers for 2017 were between the 25th and 75th percentiles of the market data derived from the peer group.

In accordance with our practice, in December 2016 we conducted annual performance reviews for 2016 for the named executive officers. The Compensation Committee considered these reviews, our 2016 performance, advice from Radford and competitive data from the peer group. In early 2017, the Compensation Committee determined (i) not to increase Mr. Wolff’s base salary because Mr. Wolff had announced his intent to retire as Executive Vice President and Chief Financial Officer, (ii) not to increase Dr. Conner’s base salary because it had recently been determined at the time of his commencement of employment in November 2016 and (iii) to increase Mr. Herbert’s base salary by 1% given his competitive position in the peer group range and in comparison to internal peers. In early 2017, the Board of Directors approved a modest increase in annual base salary for Dr. Macrae in line with the average increase for other employees after reviewing his competitive position in the peer group range. The base salary for Ms. Yi was established in connection with her commencement of employment in February 2017.

Name	2017 Base Salary	2016 Base Salary	Percent Increase
Alexander D. Macrae	$612,000	$600,000	2%
Kathy Y. Yi (1)	$350,000	—	N/A
H. Ward Wolff (2)	$422,500	$422,500	0%
Edward R. Conner, M.D. (3)	$400,000	$400,000	0%
Curt A. Herberts, III (4)	$343,400	$340,000	1%

(1)	Effective as of February 28, 2017 upon commencement of Ms. Yi’s employment as Senior Vice President and Chief Financial Officer.
(2)	Mr. Wolff retired from his position as Executive Vice President and Chief Financial Officer effective as of February 28, 2017.
(3)	Dr. Conner commenced employment as Senior Vice President and Chief Medical Officer in November 2016.
(4)	Mr. Herberts was promoted to Senior Vice President and Chief Business Officer in November 2016.

2017 Cash Incentive Compensation

We adopted 2017 Executive Officer Bonus Program, or the 2017 Cash Incentive Program, under the Incentive Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For 2017, the target cash incentive for Dr. Macrae was 60% of base salary and for each of our other named executive officers it was 35% of base salary. Dr. Macrae’s cash incentive opportunity was based solely on corporate performance and each of our other named executive officer’s cash incentive opportunity was allocated between Company and individual performance (80% and 20%, respectively). Mr. Wolff retired prior to the adoption of the 2017 Cash Incentive Program, and thus was not eligible to receive an award under the 2017 Cash Incentive Program.

The clinical, research and development, business and corporate development objectives and weightings under the 2017 Cash Incentive Program adopted in March 2017 are described in the chart below. The 2017 Cash Incentive Program also included a business development transaction objective that provided the opportunity to earn an additional payout in the event of certain business development transactions, as further described below.

In January 2018, the Compensation Committee determined that our 2017 corporate objectives were attained at 104%, as further described below. In addition, the Compensation Committee approved individual achievement percentages for our named executive officers (other than Dr. Macrae, whose cash incentive opportunity was tied solely to the achievement of the corporate objectives as approved by the Board of Directors) based on Dr. Macrae’s assessment of and recommendations regarding each executive’s accomplishments against pre-established individual objectives, as further described below. In January 2018, the Board of Directors confirmed the overall corporate achievement percentage of 104% and the Compensation Committee (and the Board of Directors with respect to Dr. Macrae) approved the bonus payout amounts described below for our named executive officers.

The Compensation Committee and Board of Directors assessed the degree to which the 2017 Cash Incentive Program were met based on the factors described below and determined the achievement percentages described below in January 2018.

Performance Category	Objective and Achievement
LEAD ASSETS
Hemophilia B

The Compensation Committee determined that with respect to the objective to enroll and successfully dose cohort 3, we achieved the following: (i) short period of time from final protocol to first site active and from first site active to first subject screened; (ii) four sites activated; (iii) three subjects screened; (iv) positive Medicines & Healthcare products Regulatory Agency Scientific Advice meeting and feedback received with recommendation to file Clinical Trial Application, or CTA, with pediatric cohort; (v) first CTA for in vivo gene editing in the EU (UK) completed by year end; and (vi) FDA Fast Track designation granted. These achievements contributed 2% toward our overall corporate achievement percentage.

MPS I

The Compensation Committee determined that with respect to the objective to enroll and successfully dose cohort 2 with path identified to pivotal studies, we achieved the following: (i) short period of time from final protocol to first site active and from first site active to first subject screened; (ii) seven sites activated; (iii) six subjects screened; (iv) FDA Orphan Drug designation granted; (v) FDA Fast Track designation granted; (vi) FDA Rare Pediatric Disease designation granted; (vii) EU Orphan Drug designation granted; and (viii) amendment accepted to allow for transplant and international patients to be considered. These achievements contributed 2% toward our overall corporate achievement percentage.

MPS II

The Compensation Committee determined that with respect to the objective to enroll and successfully dose cohort 2 with path identified to pivotal studies, we achieved the following: (i) short period of time from final protocol to first site active and from first site active to first subject screened; (ii) seven sites activated; (iii) 11 subjects screened; (iv) first patient dosed; (v) Scientific Advice meeting in preparation for CTA submission in the EU; (vi) FDA Orphan Drug designation granted; (vii) FDA Fast Track designation granted; (viii) FDA Rare Pediatric designation granted; and (ix) EU Orphan Drug designation granted. These achievements contributed 6% toward our overall corporate achievement percentage.

Hemophilia A

The Compensation Committee determined that with respect to the objective to understand pharmacodynamics sufficiently well to identify the right dose for competitive product in the U.S. and EU, we achieved the following: (i) short period of time from final protocol to first site active and from first site active to first subject screened; (ii) eight sites activated; (iii) first dose cohort enrolled, and Safety Monitoring Committee meeting held; (iv) FDA Orphan Drug designation granted; (v) EMA Orphan Drug designation granted; (vi) FDA Fast Track designation granted; (vii) protocol amendment to allow expedited dosing decision between cohorts by Safety Monitoring Committee filed, and FDA allowed; (viii) EU Scientific Advice meeting planned; and (ix) on track with partner goals. These achievements contributed 6% toward our overall corporate achievement percentage.

Performance Category	Objective and Achievement
LEAD ASSETS
Beta Thalassemia

The Compensation Committee determined that with respect to the objective to complete required IND-enabling studies, submit IND, and be prepared to initiate Phase 1 study, or achieve all partner deliverables, we achieved the following: (i) IND completed as targeted; (ii) FDA review completed in standard 30-day timeframe; and (iii) on track with partner goals. These achievements contributed 5% toward our overall corporate achievement percentage.

WORK STREAMS
Clinical Excellence

The Compensation Committee determined that with respect to the objective to establish appropriately resourced function that supports domestic (IND) and EU (CTA) filings and that leads to clinical trials for new indications each year, we achieved the following: (i) appropriate new hires made; (ii) substantial EU experience on the team and CRO expertise; (iii) CTA completed for EU filing; and (iv) FDA and EMA special designations secured. These achievements contributed 10% toward our overall corporate achievement percentage.

Research Leadership

The Compensation Committee determined that with respect to the objective to feed commercialization pipeline with new core technology/research capabilities and novel therapeutic concepts (potential pipeline programs) that achieve proof of mechanism, we achieved the following: (i) Tau appropriately progressed; and (ii) improved zinc finger nuclease technology. These achievements contributed 8% toward our overall corporate achievement percentage.

Voice of the Market

The Compensation Committee determined that with respect to the objective to bring strong market perspective to program development discussions advancing past “research interest” phase, we achieved the following: (i) new product strategy commercial assessments completed for specified internal programs; and (ii) new product strategy commercial assessments completed for specified business development opportunities. These achievements contributed 5% toward our overall corporate achievement percentage.

Corporate Hygiene

The Compensation Committee determined that with respect to the objective to complete efforts to create a “fit to purpose” organization with appropriate professionalism and infrastructure that anticipates emergent needs, we achieved the following: (i) completed build outs on or ahead of schedule to support 2017 headcount growth; (ii) negotiated lease and secured Brisbane building in conjunction with long term facility strategy and option analysis; (iii) implemented extensive IT upgrades; (iv) launched compliance charter and policy framework, performed business continuity and document retention audits and developed mitigation plans for each, and updated policies to be current with industry standard and comply with SEC guidelines; (v) implemented improved financial services solutions and transitioned commercial banking relationship following a competitive process; (vi) successfully raised $83 million in follow-on offering; (vii) implemented enhanced performance reviews with substantive and actionable feedback; (viii) developed and implemented more competitive, comprehensive, and cost-effective benefits plan; (ix) initiated leadership development program, career ladders developed and talent review

Performance Category	Objective and Achievement
WORK STREAMS

implemented, series of skills-building and enhancement training events; and (x) hired and on-boarded new employees. These achievements contributed 5% toward our overall corporate achievement percentage.

Image Management

The Compensation Committee determined that with respect to the objective to launch and implement a refreshed brand and way of engaging with stakeholders that establishes us as a knowledgeable and trusted resource we achieved the following: (i) successful financing in June; (ii) increased roster of coverage analysts and improved analyst sentiment with increased price targets and ratings; (iii) successful media relations activities; and (iv) relaunched brand internally and externally (web, design, language, name, logo, messaging, and space). These achievements contributed 5% toward our overall corporate achievement percentage.

Tech Ops

The Compensation Committee determined that with respect to the objective to build a premier Technical Operations Group capable of executing process and analytical method development, product characterization and quality activities necessary for Phase 1 to Phase III manufacture of clinical candidates, we achieved the following: (i) successfully filed beta thalassemia IND; (ii) built process development group with appropriate capabilities; (iii) completed quality audits of suppliers and managed quality systems; (iv) produced vector materials for research supporting all programs; (v) oversaw availability of clinical drug product and ancillary components for programs, ensuring on-time delivery for trial initiation; (vi) completed and approved contract manufacturing organization contract establishing production commitment; (vii) hired new head of technical operations with strategically aligned expertise and industry connections; and (viii) established basis of design for Brisbane facility. These achievements contributed 10% toward our overall corporate achievement percentage.

BUSINESS DEVELOPMENT TRANSACTION
Business Development Transaction

The Compensation Committee determined that with respect to the objective of major genome editing or gene therapy partnership or technology license deal, we achieved the following: (i) execution of strategic transactions with Pfizer; and (ii) such transactions created extraordinary strategic value. These achievements contributed 40% toward our overall corporate achievement percentage.

As described above, Dr. Macrae does not have individual goals separate from our corporate objectives. For our other named executive officers, the total cash incentive payout for 2017 was based on a weighting of 80% corporate and 20% individual goals. Dr. Macrae recommends individual goals for each other named executive officer, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The 2017 individual goals for the named executive officers include those listed below. These specific goals were in addition to the general responsibilities each officer had for managing his or her respective functional operational area. In early 2018, based on the recommendation of Dr. Macrae, as well as the observations by Compensation Committee members of these executive officers and its own assessment of each individual’s effectiveness, the Compensation Committee determined the level of achievement of each named executive officer’s individual performance goals as follows:

•	Ms. Yi – The Compensation Committee determined that with respect to the objectives of keeping compliant and managing all internal and external financial requirements through effective controls and processes, being a useful business partner as a go-to function and going beyond her function and leading a high performing team, she exceeded expectations by executing her finance responsibilities, upgrading processes, invigorating and integrating her team as well as other internal departments and supporting and leading transformative transactions. The Compensation Committee determined that Ms. Yi achieved 120% of her individual objectives.

•

Dr. Conner – The Compensation Committee determined that with respect to the objectives of supporting the development organization, ensuring data quality and Good Clinical Practices, or GCP, compliant study conduct and data collection, establishing a bioethics review board, raising the visibility of clinical development within our company and supporting the career development of members of his team, he achieved nearly all of his individual objectives by establishing a clinical group that is on track to meet its milestones and objectives, establishing CDPs, performing clinical assessments for pipeline projects, leading clinical contributions to Investigational New Drug Applications, establishing a bioethics review board, progressing with compassionate review policy, raising the visibility and successes of his department and supporting the development and management of his team. The Compensation Committee determined that Dr. Conner achieved 85% of his individual objectives.

•

Mr. Herberts – The Compensation Committee determined that with respect to the objectives related to our strategic objectives, corporate development, commercial infrastructure, leading and mentoring his team and other internal departments and engaging with the Board of Directors, he exceeded expectations by supporting transformative transactions, increasing the number and quality of partnership discussions, developing a thoughtful corporate strategy, improving our commercial modeling and forecasts, leading his department and supporting the development and management of other departments. The Compensation Committee determined that Mr. Herberts achieved 120% of his individual objectives.

The table below sets forth the target and actual bonus awards for our named executive officers:

Name	Target Award	Actual Award	% of Target
Alexander D. Macrae	$367,200	$381,888	104.0%
Kathy Y. Yi (1)	$112,292	$120,377	107.2%
H. Ward Wolff (2)	$—	$—	—
Edward R. Conner, M.D.	$140,000	$140,280	100.2%
Curt A. Herberts, III	$120,190	$128,844	107.2%

(1)	Ms. Yi’s actual amount was prorated to reflect that she commenced employment with us during 2017.

(2)	Mr. Wolff retired from his position as Executive Vice President and Chief Financial Officer effective as of February 28, 2017.

2017 Equity Compensation

We have historically made annual equity grants in December of each fiscal year. However, the Compensation Committee in 2016 determined that it would be a better business and governance practice to make equity grants at the beginning of the fiscal year after our operating plan has been approved by the Board of Directors and the performance in the prior fiscal year completed. Accordingly, the Compensation Committee approved the grant of stock options to Dr. Macrae and Mr. Herberts in January 2017. The Compensation Committee determined not to grant Dr. Conner an equity award in January 2017 because Dr. Conner was granted a stock option in November 2016 in connection with the commencement of his employment with us. To emphasize pay-for-performance, the Compensation Committee determined that the entire annual equity grant would be made in the form of stock options, which provide a return to our executive officers only if the market price of our common stock appreciates over the stock option term, and that RSUs would not be used for 2017 annual grants.

The Compensation Committee considered data related to percent of common stock outstanding as well as grant date value to determine the overall range for setting the pool of shares available for grants to executive officers and other employees in 2017 and the size of each executive’s grant. In 2017, the percent of common stock outstanding carried more weight due to the depressed stock price in light of the objective of managing overall dilution for stockholders. In general, the equity compensation of our named executive officers for 2017 fell within the competitive range of the 50th to 75th percentiles based on the market data provided by Radford.

In connection with her commencement of employment in February 2017, Ms. Yi was a granted a stock option to acquire 200,000 shares of common stock with an exercise price per share equal to the closing price per share on the grant date. The stock option is subject to a four-year vesting schedule with 25% of the shares subject to the option vesting upon Ms. Yi’s completion of one year of service measured from the date Ms. Yi commenced employment with us and the balance of the shares vesting monthly thereafter for the next three years. The award is subject to accelerated vesting in whole or in part in the event Ms. Yi’s employment terminates under certain circumstances in connection with a change in control of the Company.

Other Elements of Executive Compensation Program

The remaining elements of our executive compensation program, like our broader employee compensation programs, are intended to make our overall compensation program competitive with those of our peer companies and all of the remaining elements of our executive compensation program (401(k) Plan; Medical, Dental, and Vision Plans; Life and Disability Insurance; and the Purchase Plan) are available to all of our employees.

Additional Compensation Information

Severance Arrangements

In March 2017, the Compensation Committee adopted an Executive Severance Plan, or the Severance Plan, to provide severance benefits to certain of our executive officers and other key employees, including our named executive officers, whose employment terminates under certain prescribed circumstances. The Severance Plan provides financial protection against the potential loss of employment in designated circumstances, which the Compensation Committee believes will allow the executives to focus attention on the best interests of the stockholders, without undue concern as to an executive’s own financial situation. The Compensation Committee has been advised by its independent compensation consultant that the benefits provided under these agreements are consistent with peer company and broader market practices, and are fair and reasonable. The terms of the Severance Plan are described below under “—Employment Contracts and Change in Control Arrangements—2017 Executive Severance Plan.”

In connection with his retirement, Mr. Wolff entered into an amendment to his employment agreement with us, pursuant to which we agreed, in recognition of Mr. Wolff’s contributions to us, to reimburse Mr. Wolff for 12 months of COBRA expenses and to extend the post-termination exercise periods of Mr. Wolff’s outstanding stock options (to the extent vested on his termination date), such that each such stock option shall remain exercisable for a period of two years following Mr. Wolff’s termination of employment, or until the end of the term of the option, if earlier. A summary of Mr. Wolff’s severance payments and benefits may be found in the section of the Proxy Statement entitled “—Employment Contracts and Change in Control Arrangements—Senior Vice President Employment Agreements—Mr. Wolff.”

Tax and Accounting Effects of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. Prior to the recent enactment of the Tax Cuts and Jobs Act, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for “performance-based compensation” under Section 162(m) of the Code was repealed, with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief provided by the Tax Cuts and Jobs Act, no assurance can be given that any compensation we pay will be eligible for such transition relief and, therefore, eligible for the “performance-based compensation” exception under Section 162(m) of the Code. The Compensation Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements.

The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.

Equity Grant Timing

Equity awards are generally granted to employees, including executives, when they are hired, and employees are eligible for additional equity awards in connection with annual performance reviews each year. As described above, annual equity grants were historically made in December of each fiscal year; however, in 2016, the Compensation Committee determined that it would be a better business and governance practice to make grants at the beginning of the fiscal year after our operating plan has been approved by the Board of Directors and the performance in the prior fiscal year has completed. New hire equity awards are generally pre-authorized and become effective on the 25th day of the month immediately following the month during which the individual commences employment, with the exercise price of any stock option grants set at the closing price of our stock on that date.

Summary Compensation Table

The following table provides certain summary information for the years ended December 31, 2017, 2016 and 2015, when applicable, concerning the compensation earned by (i) our President and Chief Executive Officer, (ii) our current Senior Vice President and Chief Financial Officer, (iii) our former Executive Vice President and Chief Financial Officer, (iv) and our two other executive officers who were serving as executive officers at the end of 2017 and whose total compensation exceeded $100,000. We did not have any other executive officers in 2017. These individuals are referred to throughout this Proxy Statement as our “named executive officers.” We have omitted certain rows from the table when there is no disclosure of any compensation for the named executive officer for that fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)		Non- Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(i)		(j)
Alexander D. Macrae,	2017	612,000	-		-	795,564		381,888	6,404		1,795,856
President and Chief Executive Officer (5)	2016	350,000	347,000	(6)	-	2,883,090		-	-		3,580,090

Kathy Y. Yi, Senior Vice President and Chief Financial Officer (7)	2017	294,358	-		-	574,560		120,377	4,710		994,005

H. Ward Wolff,	2017	107,643	-		-	836,137	(9)	-	30,541	(10)	974,321
Former Executive Vice President and Chief Financial	2016	422,500	118,300		-	-		-	-		540,800
Officer (8)	2015	415,000	-		352,875	407,100		141,100	-		1,316,075

Edward R Conner, M,D.,	2017	400,000	-		-	-		140,280	840		541,120
Senior Vice President and Chief Medical Officer (11)	2016	34,848	100,000	(12)	-	377,820		-	-		512,668

Curt A. Herberts III,	2017	343,400	-		-	165,743		128,844	4,524		642,511
Senior Vice President and Chief Business Officer (13)	2016	289,375	72,886		-	-		-	-		362,261

(1)	The amounts in column (e) reflect the aggregate grant date fair value of the RSUs awarded to the named executive officer for the applicable year, calculated in accordance with ASC 718, without taking into account any estimated forfeitures.

(2)	Except as provided in the footnote (9) below, the amounts in column (f) represent the aggregate grant date fair value of the stock option grants for each indicated year in accordance with ASC 718 using the Black-Scholes option valuation model and without taking into account any estimated forfeitures. The assumptions used in the calculation of such grant date fair values are described in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	The amounts in column (g) reflect the cash bonus awards made to the named executive officer under the cash incentive program under the Incentive Plan for the indicated year.

(4)

The amounts in column (i) include matching payments made to the named executive officer under our 401(k) Plan, a qualified deferred compensation plan under section 401(k) of the Code ($4,000 for each of Dr. Macrae, Ms. Yi and Mr. Herberts and $3,000 for Mr. Wolff), with the remainder for executives other than Mr. Wolff reflecting group term life insurance premiums paid on behalf of our named executive officers. For Mr. Wolff, also includes COBRA expenses. See footnote (10) below.

(5)	Dr. Macrae was appointed as our President and Chief Executive Officer on June 1, 2016.

(6)	Includes a sign-on bonus of $200,000 that was subject to repayment in the event Dr. Macrae’s employment was terminated without cause or by him without good reason within one year of his appointment.

(7)	Ms. Yi was appointed as our Senior Vice President and Chief Financial Officer on February 28, 2017.

(8)	Mr. Wolff retired effective February 28, 2017, and his last day of employment was March 8, 2017.

(9)

Represents the aggregate incremental fair value calculated in accordance with ASC 718 in connection with the modification of Mr. Wolff’s option awards pursuant to the terms of his amended employment agreement with the Company. For more information on the modification of stock options held by Mr. Wolff during 2017, see “—Grants of Plan-Based Awards” and “—Employment Contracts and Change in Control Arrangements—Senior Vice President Employment Agreements—Mr. Wolff” below. There were no option awards granted to Mr. Wolff in 2017.

(10)	Includes reimbursement of COBRA expense totaling $25,365 in connection with the terms of Mr. Wolff’s amended employment agreement with us.

(11)	Dr. Conner commenced employment on November 30, 2016.

(12)	Consists of a sign-on bonus that was subject to repayment in the event Dr. Conner’s employment was terminated without cause or by him without good reason within one year of his appointment.

(13)	Mr. Herberts was promoted as Senior Vice President and Chief Business Officer effective November 30, 2016. Mr. Herberts was not an executive officer at any time during 2015.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2017, certain information regarding grants of plan-based awards to our named executive officers.

				Estimated Possible Payouts Under Non-Equity			All Other Option Awards: Number of Securities Under-	Exercise or Base Price of	Grant Date Fair Value
				Incentive Plan Awards			lying	Option or	of Stock and
Name	Award Type	Grant Date or Modification Date	Approval Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Options (#) (2)	Stock Awards ($/Sh)	Option Awards ($) (3)
(a)		(b)		(c)	(d)	(e)	(j)	(k)	(l)
Alexander D. Macrae	Annual Cash			257,040	367,200	734,400	-	-	-
	Annual Option	1/26/2017	1/26/2017	-	-	-	360,000	3.50	795,564
Kathy Y. Yi	Annual Cash			62,883	112,292	207,740	-	-
	New Hire Option	2/28/2017	2/24/2017				200,000	4.55	574,560
H. Ward Wolff	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	280,000	14.27	151,200
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	112,000	3.45	104,160
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	200,000	5.35	230,000
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	150,000	5.70	171,000
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	90,000	5.41	102,600
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	55,416	12.12	36,020
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	40,625	14.07	22,344
	Modified Option(4)	2/27/2017	2/24/2017	-	-	-	23,437	9.41	18,813
Edward R. Conner, M.D.	Annual Cash			78,400	140,000	259,000	-	-	-

Curt A. Herberts, III	Annual Cash			67,306	120,190	222,352
	Annual Option	1/26/2017	1/26/2017				75,000	3.50	165,743

(1)	The dollar amounts represent the threshold, target and maximum amounts of each named executive officer’s potential annual cash bonus award for the year ended December 31, 2017 pursuant to the 2017 Cash Incentive Program under the Incentive Plan, and in Ms. Yi’s case, also reflect pro-ration as she commenced employment with us during 2017. The amount shown as target reflects the target payment level if Sangamo and each individual had achieved 100% of the corporate and individual performance established pursuant to the 2017 Bonus Program. Each of Dr. Conner’s, Mr. Herberts’ and Ms. Yi’s target bonuses were allocated between corporate and individual performance (80% to 20%, respectively), and Dr. Macrae’s target bonus was allocated 100% to corporate performance. Sangamo must have attained a corporate performance percentage of 70% or more for any bonuses to become payable.

The amount shown as maximum reflects the payment level pursuant to the 2017 Cash Incentive Program if Sangamo had achieved a 200% corporate performance percentage and each individual (other than Dr. Macrae) had achieved a 125% individual performance percentage, which were the maximum percentages allowed for the corporate and individual performance percentages, respectively. Actual payouts differed based on the actual performance objectives achieved. The actual cash bonus award earned for the year ended December 31, 2017 pursuant to the 2017 Cash Incentive Program under the Incentive Plan for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the named executive officers for the year ended December 31, 2017. For more information regarding the 2017 Cash Incentive Program under the Incentive Plan see “—Compensation Discussion and Analysis—2017 Compensation Decisions—2017 Cash Incentive Compensation” above. For more information regarding the Incentive Plan, see “—Employment Agreements and Compensation Arrangements—Annual Cash Bonus Awards” below.

(2)	Except as provided in footnote (4) below, the reported option was granted under the 2013 Plan and will vest and become exercisable in accordance with the following schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of the option grant date and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36- month period measured from the first anniversary of the option grant date, provided the optionee continues to provide services through each applicable vesting date.

(3)	Represents the grant date fair value of such stock option or the incremental fair value resulting from the modification of such stock option, as applicable, in each case as determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of each option grant are included in Note 4 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018.

(4)	In connection with Mr. Wolff’s retirement effective as of February 28, 2017, each stock option held by Mr. Wolff was modified, effective February 27, 2017, such that the post-termination exercise period of Mr. Wolff’s then outstanding stock options was extended so that each stock option will remain exercisable for a period of two years following Mr. Wolff’s retirement, or until the end of the term of the stock option, if earlier. There were no other modifications to the terms of these stock options, including no modification of or change to the vesting or exercise prices of these stock options. The stock options reported in the table above and identified as a “Modified Option” represent the same stock options that were originally granted in prior years at the exercise price on the original grant date, with the shares as shown representing the number shares subject to such options on the modification date, and the amount reported in the “Grant Date Fair Value of Stock and Option Awards” column with respect to the modified stock options represents the incremental fair value on the modification date associated with those modified stock options. For purposes of these modified options, the “Grant Date” represents the modification date of these options, which was February 27, 2017. For more information on Mr. Wolff’s option modifications, please see “—Compensation Discussion and Analysis—Additional Compensation Information—Severance Arrangements” above and “—Employment Contracts and Change in Control Arrangements—Senior Vice President Employment Agreements—Mr. Wolff” below.

Employment Agreements and Compensation Arrangements

Employment Agreements

Each of our named executive officers has entered into a written employment agreement with our company. For a description of these employment agreements, please see the section of this Proxy Statement under the heading “—Employment Contracts and Change in Control Arrangements” below.

Annual Cash Bonus Awards

In 2012, the Compensation Committee of the Board adopted the Incentive Plan, which is a performance-based cash incentive program for our executive officers. Under the Incentive Plan, which was in effect in 2017, the Compensation Committee has discretion to implement one or more performance periods under the Incentive Plan, each of a duration determined by the Compensation Committee. Within the first 90 days of each performance period, the Compensation Committee establishes the specific performance and individual objectives that must be attained in order for Incentive Plan participants to receive a bonus for that performance period. For each performance and individual objective, the Compensation Committee may set threshold, target and above-target levels of attainment. The Compensation Committee will then establish for each participant dollar levels for the bonus to which he or she may become entitled for that performance period based on the level at which the performance and individual objectives are actually attained.

Performance objectives established under the Incentive Plan are based on one or more of the following criteria: (i) revenue, organic revenue, net sales, or new-product revenue or net sales, (ii) achievement of specified objectives in the discovery and development of the our technology or of one or more of our products, (iii) achievement of specified objectives in the commercialization of one or more of our products, (iv) achievement of specified objectives in the manufacturing of one or more of our products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified objectives relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions, and (xxii) employee retention and recruiting and human resources management.

Individual performance objectives established under the Incentive Plan are based on one or more of the following criteria: (i) the participant’s contribution toward the achievement of a specific Company performance objective, (ii) the contribution of the business unit or division supervised by the participant toward the achievement of a specific Company performance objective, and (iii) the participant’s development of professional skills.

A participant will not become entitled to a bonus under the Incentive Plan for a particular performance period unless the participant remains employed by us through the date bonuses are paid to each participant following completion of that performance period. Following the close of the applicable performance period, the Compensation Committee will determine the actual bonus amount for each participant based on the actual levels at which the actual performance objectives are attained, and bonuses will be paid promptly following the end of the applicable performance period.

Pursuant to the terms of the Incentive Plan, should a change in control transaction be consummated prior to the completion of a performance period that has been implemented under the Incentive Plan, then the performance period will terminate upon the consummation of that change in control and each participant in the Incentive Plan will receive a bonus in the dollar amount previously set by the Compensation Committee at target level attainment of each performance objective; however such bonus will be pro-rated to reflect each participant’s actual period of service from the start date of the performance period through the effective date of the change in control. Any pro-rated bonus paid pursuant to the terms of the Incentive Plan will reduce the amount of any severance payable to the participant based on the participant’s target bonus pursuant to the terms of any employment agreement.

In the event any payment to which a participant becomes entitled under the Incentive Plan would otherwise constitute a parachute payment under Section 280G of the Code, then that payment will be subject to reduction to the extent necessary to assure that such payment will be limited to the greater of (i) the dollar amount that can be paid to the participant without triggering a parachute payment under Code Section 280G or (ii) the dollar amount of that payment which provides the participant with the greatest after-tax amount after taking into account any excise tax the participant may incur under Code Section 4999 with respect to such payment and any other benefits or payments to which the participant may be entitled in connection with any change in control of the Company or the subsequent termination of the participant’s employment.

We adopted a 2017 Cash Incentive Program under the Incentive Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding the 2017 Cash Incentive Program under the Incentive Plan, please see the section of this Proxy Statement under the heading “—Compensation Discussion and Analysis—2017 Compensation Decisions—2017 Cash Incentive Compensation” and footnote (1) to the Grants of Plan-Based Awards table above. We amended the Incentive Plan in March 2018.

Stock Awards

Discretionary options that we granted in 2017 under the 2013 Plan vest according to the following schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of the option grant date and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36-month period measured from the first anniversary of the option grant date, provided the executive officer continues to provide services through each applicable vesting date. Each option will vest on an accelerated basis in connection with certain terminations and changes, as described under the heading “—Employment Contracts and Change in Control Agreements” below. Each option has an expiration date at the end of 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service. Options granted under the 2013 Plan have an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the Nasdaq Global Select Market), and the 2013 Plan permits the exercise price of stock options to be paid by cash, check, other shares of our common stock (with some restrictions), broker assisted same-day sales, and cashless “net exercise” arrangements. Although we did not grant any discretionary RSUs in 2017 under the 2013 Plan, previous grants of discretionary RSUs to executive officers under such plan (including grants in January 2018) vest in three successive equal annual installments over the 3-year period measured from the grant date, provided the executive officer continues to provide services through each applicable vesting date. For a discussion of the effect on outstanding equity awards under the 2013 Plan in connection with certain terminations and changes in control of the Company, including accelerated vesting, see the discussion under the heading “—Employment Contracts and Change in Control Arrangements” below.

Other Compensatory Arrangements

401(k) Plan. Our executive officers are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under section 401 of the Code. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits. In 2017, we made a matching contribution which was subject to an annual limit of $4,000 per employee.

Other Benefits. Our executive officers are eligible to participate in all of our benefit plans, such as our medical, dental, vision, short-term disability, long-term disability and group life insurance plans and the Purchase Plan, in each case generally on the same basis as other employees. We also have a section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance. We do not currently offer pension or other retirement benefits in the U.S., but do offer pension or other retirement benefits in certain other countries.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
(a)		(b)	(c)	(d)	(e)	(f) (2)	(g)
Alexander D. Macrae	01/26/2017		360,000	3.50	01/25/2027	-	-
	06/03/2016	262,500	437,500	7.07	06/02/2026	-	-

Kathy Y. Yi	02/28/2017	-	200,000	4.55	02/27/2027	-	-

H. Ward Wolff (4)	12/08/2015	23,437	-	9.41	03/07/2019	-	-
	12/11/2014	40,625	-	14.07	03/07/2019	-	-
	12/12/2013	55,416	-	12.12	03/07/2019	-	-
	12/06/2012	90,000	-	5.41	03/07/2019	-	-
	12/08/2010	150,000	-	5.70	03/07/2019	-	-
	12/07/2009	130,000	-	5.35	03/07/2019	-	-
Edward R. Conner, M.D.	11/30/2016	54,166	145,834	3.20	11/29/2026	-	-

Curt A. Herberts III	01/26/2017	-	75,000	3.50	01/25/2027	-	-
	12/08/2015					6,250	102,500
	12/08/2015	18,750	18,750	9.41	12/07/2025	-	-
	07/27/2015	6,041	3,959	8.87	07/26/2025	-	-
	12/11/2014	15,000	5,000	14.07	12/10/2024	-	-
	12/12/2013	20,000	-	12.12	12/11/2023	-	-
	12/06/2012	25,000	-	5.41	12/05/2022	-	-
	12/08/2011	12,000	-	2.55	12/07/2021	-	-
	09/01/2011	15,000	-	5.12	08/31/2021	-	-
	10/18/2010	35,000	-	3.99	10/17/2020	-	-
			-

(1)	Except as otherwise provided in the footnotes below, each option was subject to the following vesting schedule: 25% of the option shares will vest and become exercisable on the one year anniversary of the option grant date and the remaining option shares will vest and become exercisable in 36 equal monthly installments over the 36- month period measured from the first anniversary of the option grant date, provided the executive officer continues to provide services through each applicable vesting date. Each option will vest on an accelerated basis in connection with certain terminations and changes in control, as described under the heading “—Employment Contracts and Change in Control Agreements.” Each option has an expiration date at the end of 10-year period measured from the grant date, unless terminated earlier following the optionee’s termination of service.

(2)	Represents an RSU award subject to vesting in three successive equal annual installments over the 3-year period measured from the grant date, provided the executive officer continues to provide services to the Company through each applicable vesting date. The award will vest on an accelerated basis in connection with certain terminations and changes in control of the Company, as described under the heading “—Employment Contracts and Change in Control Arrangements.”

(3)	Based on the $16.40 closing price of our common stock on December 29, 2017, the last trading day of fiscal 2017.

(4)	In connection with his retirement, the post-termination exercise periods of Mr. Wolff’s outstanding options were extended, such that each such option shall remain exercisable for a period of two years following Mr. Wolff’s termination of employment, or until the end of the term of the stock option, if earlier. Mr. Wolff’s options ceased to vest as of March 8, 2017, his last day of employment.

Option Exercises and Stock Vested

The following table sets forth the number of shares of our common stock acquired and the value realized upon the vesting of RSU awards and on each exercise of stock options for each of the named executive officers during the year ended December 31, 2017:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Alexander D. Macrae	-	-	-	-
Kathy Y. Yi	-	-	-	-
H. Ward Wolff	462,000	2,012,225	-	-
Edward R. Conner, M.D.	5,000	64,914	-	-
Curt A. Herberts III	63,395	438,330	9,583	158,453

(1)	Value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)	Value realized is determined by multiplying the number of shares of common stock vested on the date of vesting by the market price of the common stock on such date.

Pension Benefits

We do not sponsor a tax-qualified defined benefit retirement plan or a supplemental executive retirement plan.

Nonqualified Deferred Compensation

We do not sponsor a nonqualified deferred compensation plan.

Risk Assessment of Compensation Policies and Practices

Our compensation programs throughout the organization are designed to maintain an appropriate balance between long-term and near-term incentives by utilizing a combination of compensation components, including base salary, annual cash incentive awards, and long-term equity awards. Although not all employees in the organization may have compensation comprising all three of those components, the compensation programs are generally structured so that any near-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation. The Compensation Committee annually reviews our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing each of our compensation plans, and the checks and balances built into, and oversight of, each plan, in April 2017, the

Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us as a whole. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of our executive officers, include subjective considerations by the compensation committee or the board of directors, which restrain the influence of formulae or objective factors on excessive risk taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any) and long-term compensation (in the form of stock options and RSUs) also prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

Employment Contracts and Change in Control Arrangements

Chief Executive Officer Employment Agreement

Dr. Macrae

In May 2016 we entered into an employment agreement with Dr. Macrae that took effect June 1, 2016, which sets forth the terms and conditions of his employment as President and Chief Executive Officer. Pursuant to his employment agreement, Dr. Macrae will receive a base salary of $600,000 per year and an annual cash bonus based upon our company’s achievement of specified objectives under our Incentive Plan with a target bonus of 60% of his base salary. Dr. Macrae’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and was subject to pro-ration for partial service in 2016.

Dr. Macrae’s employment agreement also provided for a $200,000 sign-on bonus, which was subject to repayment in the event Dr. Macrae’s employment was terminated without cause or by him without good reason within one year of his appointment, as well as an initial equity grant of stock options under the 2013 Plan to acquire 700,000 shares of our common stock, which is vesting on the same terms as other discretionary awards under the 2013 Plan. Dr. Macrae is also entitled to be nominated for election to our Board of Directors for so long as his employment agreement is in effect.

Although Dr. Macrae’s employment agreement includes certain benefits payable to him in connection with separation from service, such terms were waived by Dr. Macrae in connection with the March 2017 adoption of our Executive Severance Plan (the “Severance Plan”) which now governs his severance benefits. The terms of the Severance Plan are described below under “—2017 Executive Severance Plan.”

Senior Vice President Employment Agreements

Ms. Yi

Effective February 28, 2017, we entered into an employment agreement with Kathy Y. Yi, which sets forth the terms and conditions of her employment as Chief Financial Officer. Pursuant to her employment agreement, Ms. Yi will receive a base salary of $350,000 per year and an annual cash bonus based upon our company’s and her individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 35% of her base salary. Ms. Yi’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and were also subject to pro-ration for partial service in 2017.

Ms. Yi’s employment agreement also provided for an initial equity grant of stock options under the 2013 Plan to acquire 200,000 shares of our common stock, which is vesting on the same terms as other discretionary awards under the 2013 Plan.

Although Ms. Yi’s employment agreement includes certain severance benefits payable to her in connection with separation from service, such terms were waived by Ms. Yi in connection with the March 2017 adoption of the Severance Plan, which now governs her severance benefits. The terms of the Severance Plan are described below under “—2017 Executive Severance Plan.”

Mr. Wolff

In November 2007, we entered into an employment agreement with H. Ward Wolff, our former Executive Vice President and Chief Financial Officer, which was amended and restated in December 2008 and December 2011 in order to implement technical changes. Pursuant to the terms of the agreement as amended and restated, Mr. Wolff’s annual base salary was set at a minimum of $375,000, increasing to $390,000 effective January 1, 2012, or such higher rate as the Board determined from time to time, and he was eligible to receive an annual performance bonus of up to 40% of his base salary each calendar year, based on our company’s and his individual achievement of specific performance criteria established by the Board.

If we had terminated Mr. Wolff’s employment without cause, or Mr. Wolff terminated his employment for good reason, within 12 months following a change in control and Mr. Wolff executed a general release of all claims in our favor, then Mr. Wolff would have received the following severance benefits: (i) a severance payment equal to his annual base salary in effect on his termination date plus his target bonus for the year in which such termination occurred, (ii) reimbursement of his health care coverage costs under COBRA for up to twelve months, (iii) accelerated vesting of all of his outstanding equity awards and (iv) a one-year period measured from his termination date to exercise any outstanding options for all the option shares, but in no event would any such option have remained exercisable following the expiration of the maximum option term. If we had terminated Mr. Wolff’s employment without cause, or Mr. Wolff had terminated his employment for good reason, in the absence of a change in control or more than 12 months after a change in control and Mr. Wolff executed a general release of all claims in our favor, then Mr. Wolff would have received (i) salary continuation payments for a 12 month period following his termination date at his rate of base salary in effect on his termination date and (ii) reimbursement of his health care coverage costs under COBRA for up to 12 months.

Effective as of February 28, 2017, Mr. Wolff retired from his position as our Executive Vice President and Chief Financial Officer. In connection with his retirement, Mr. Wolff entered into an amendment to his employment agreement, pursuant to which Mr. Wolff agreed that he would not be entitled to receive any cash severance in connection with his retirement; however, we agreed to reimburse Mr. Wolff for the 12 months of COBRA expenses, and his outstanding stock options (to the extent vested on his termination date), will remain exercisable for a period of two years following Mr. Wolff’s termination of employment, or until the end of the term of the stock option, if earlier. We estimate the value of the COBRA expense payments to be $30,608 (of which $25,365 was paid during the year ending December 31, 2017) and have calculated the value of his option modifications to be $836,136.65, which represents the aggregate incremental fair value associated with the modifications of Mr. Wolff’s stock options as calculated in accordance with ASC 718.

Dr. Conner

Effective November 1, 2016, we entered into an employment agreement with Dr. Conner, which sets forth the terms and conditions of his employment as Chief Medical Officer. Pursuant to his employment agreement, Dr. Conner will receive a base salary of $400,000 per year, and an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 35% of his base salary. Dr. Conner’s base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee, and his salary was subject to pro ration for partial service in 2016. Dr. Conner was not eligible for a target cash bonus in 2016.

Dr. Conner’s employment agreement also provided for an initial equity grant of stock options under the 2013 Plan to acquire 200,000 shares of our common stock, which is vesting on the same terms as other discretionary awards under the 2013 Plan.

Although Dr. Conner’s employment agreement includes certain severance benefits payable to him in connection with separation from service, such terms were waived by Dr. Conner in connection with the March 2017 adoption of the Severance Plan, which now governs his severance benefits. The terms of the Severance Plan are described below under “—2017 Executive Severance Plan.”

Mr. Herberts

In August 2010, we entered into an employment agreement with Mr. Herberts setting forth the terms and conditions of his employment as a Director, Corporate Development. In November 2016, Mr. Herberts was promoted to Chief Business Officer. As a Chief Business Officer, Mr. Herberts’ base salary was set a $340,000 per year and Mr. Herberts was eligible for an annual cash bonus based upon our company’s and his individual achievement of specified objectives under our Incentive Plan with a target cash bonus of 35% of his base salary. Mr. Herberts’ base salary and target bonus percentage are subject to annual review by the Compensation Committee and adjustment from time to time by such Committee.

Mr. Herberts’ employment agreement does not provide for any severance benefits. As an executive, Mr. Herberts is an eligible employee under the Severance Plan and may receive benefits under such plan, which is described below.

2017 Executive Severance Plan

In March 2017, the Compensation Committee of the Board adopted the Severance Plan to provide severance benefits to certain of our executive officers and other key employees whose employment terminates under certain prescribed circumstances. These eligible employees include our named executive officers Drs. Macrae and Conner, Ms. Yi and Mr. Herberts.

Under the Severance Plan, which replaced the severance arrangement set forth in Dr. Macrae’s employment agreement, Dr. Macrae is eligible to receive the following severance benefits: (a) cash equal to the sum of (i) 18 months of his base salary and (ii) his target bonus for the year of termination, payable over 12 months, reimbursement for his health care coverage costs under COBRA for 12 months, and full acceleration of his outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the 12-month period following a change of control of the Company (“the Change in Control Period”) or (b) cash equal to 12 months of his base salary, payable over 12 months, and COBRA reimbursement for 12 months, if he has an involuntary termination other than during the Change in Control Period. These cash severance benefits under the Severance Plan are identical to the severance benefits he was eligible to receive under his employment agreement; however, under his employment agreement, only 50% of the shares subject to any outstanding equity award accelerated if the change in control was within two years following the effective date of the employment agreement and 100% of the shares accelerated if the change in control was more than two years after the effective date.

Under the Severance Plan, which replaced the severance arrangements set forth in Dr. Conner’s and Ms. Yi’s respective employment agreements, Dr. Conner, Ms. Yi and Mr. Herberts are eligible to receive the following severance benefits: (a) cash equal to the sum of (i) 12 months of base salary and (ii) target bonus for the year of termination, payable over 12 months, reimbursement for health care coverage costs under COBRA for 12 months, and accelerated vesting of all outstanding equity awards, and any outstanding options as so accelerated will remain exercisable for a period of 12 months following termination, in the event of an involuntary termination during the Change in Control Period; or (b) cash equal to 9 months of base salary, payable over 9 months, and COBRA reimbursement for 9 months, if there is an involuntary termination other than during the Change in Control Period. These cash severance benefits under the Severance Plan are similar to the severance benefits Dr. Conner and Ms. Yi were eligible to receive under their respective employment agreements; however, under the employment agreements, only 50% of the shares subject to any outstanding equity award accelerated if the change in control was within two years following the effective date of the employment agreement and 100% of the shares accelerated if the change in control was more than two years after the effective date, and (b) the base salary and COBRA reimbursement continuation period was six months under the employment agreements (instead of 12 months in the event of an involuntary termination during the Change in Control Period or 9 months in the event of an involuntary termination other than during the Change in Control Period, under the Severance Plan, as described above).

If any of the severance benefits under the Severance Plan would constitute a “parachute payment” within the meaning of section 280G of the Code, such payments are subject to reduction to the extent doing so would put the recipient in a better after-tax position after taking into account any excise tax that may be incurred under Code Section 4999 in connection with any change in control of the Company or subsequent termination of employment,

2013 Plan

The Compensation Committee of the Board of Directors, as the administrator of the 2013 Plan, has the authority to provide that any outstanding options held by the Chief Executive Officer or any other executive officer or any other unvested equity award made to such individual under the 2013 Plan will vest on an accelerated basis in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event. In addition, all outstanding options and RSUs under the 2013 Plan will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with an incentive compensation program that preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards.

Incentive Compensation Plan

The Incentive Plan is a performance-based cash incentive program for our executive officers. Pursuant to the terms of the Incentive Plan as in effect in 2017, should a change in control transaction be consummated prior to the completion of a performance period that has been implemented under the Incentive Plan, then the performance period will terminate upon the consummation of that change in control and each participant in the Incentive Plan will receive a bonus in the dollar amount previously set by the Compensation Committee at target level attainment of each performance objective; however such bonus will be pro-rated to reflect each participant’s actual period of service from the start date of the performance period through the effective date of the change in control. Any pro-rated bonus paid pursuant to the terms of the Incentive Plan will reduce the amount of any severance payable to the participant based on the participant’s target bonus pursuant to the terms of any employment agreement. The 2017 Cash Incentive Program adopted for the 2017 year under the Incentive Plan is summarized in detail under the heading “—Compensation Discussion and Analysis—2017 Compensation Decisions—2017 Cash Incentive Compensation. We eliminated the provision in the Incentive Plan providing for these payouts when we amended the Incentive Plan in March 2018.

Potential Payments Upon Termination or Change in Control

The charts below quantify the potential payments our named executive officers, other than Mr. Wolff, would receive under various scenarios. The value attributed to the accelerated vesting of equity awards represents the intrinsic value of each stock option or RSU award vesting on an accelerated basis in connection with the identified triggering event, which is assumed to occur on December 31, 2017. The intrinsic value is calculated by multiplying (i) the aggregate number of shares that vest on an accelerated basis by (ii) the amount by which the $16.40 closing selling price per share of our common stock on December 31, 2017, exceeds the exercise price or other issue price (if any) payable per vested share.

Quantification of Benefits Upon Involuntary Termination in the Absence of a Change in Control

The chart below quantifies the compensation each named executive officer would have received had the officer’s employment terminated without cause in the absence of a change in control of the Company but under circumstances entitling the officer to severance benefits under the Severance Plan.

For information with respect to the compensation and benefits we provided to Mr. Wolff in connection with his retirement, see “—Senior Vice President Employment Agreements—Mr. Wolff” above.

Name	Cash Severance (1)	COBRA
Alexander D. Macrae	$612,000	-
Kathy Y. Yi	$262,500	24,762
H. Ward Wolff (2)	$-	25,365
Edward R. Conner, M.D.	$300,000	1,953
Curt A. Herberts III	$257,550	24,762

(1)	Cash severance upon termination in the absence of a change in control is payable in a series of successive equal monthly installments over a period ranging from 9 to 12 months.

(2)	Mr. Wolff retired effective February 28, 2017. The Severance Plan did not apply to him and amounts disclosed represent his actual entitlements (see “—Senior Vice President Employment Agreements—Mr. Wolff” above for further details).

Benefits Upon Involuntary Termination in Connection With a Change in Control

The chart below quantifies the payments our named executive officers (other than Mr. Wolff who retired during the year) would each have received had their employment terminated without cause or with good reason in connection with a change in control under circumstances entitling them to severance benefits under the Severance Plan.

Name	Cash Severance (1)	Target Bonus (2)	Accelerated Vesting of Equity Awards	COBRA
Alexander D. Macrae	$918,000	$367,200	$8,725,875	$-
Kathy Y. Yi	$350,000	$122,500	$2,370,000	$24,762
Edward R. Conner, M.D.	$400,000	$140,000	$1,925,009	$1,953
Curt A. Herberts III	$343,400	$120,190	$1,242,524	$24,762

(1)	Cash severance upon termination in connection with a change in control is payable in a series of successive equal monthly installments over 12 months.

(2)	Target bonus represents the amount of severance benefit that an executive is entitled to payable in a series of successive equal monthly installments over 12 months.

Benefits Upon a Change in Control (No Termination)

The chart below quantifies the value of the accelerated equity the named executive officers (other than Mr. Wolff who retired during the year) are entitled to receive under the 2013 Plan upon a change in control of the Company in which their outstanding equity awards are not assumed or otherwise continued in effect, terminated or cancelled in connection therewith.

Name	Accelerated Equity
Alexander D. Macrae	$8,725,875
Kathy Y. Yi	$2,370,000
Edward R. Conner, M.D.	$1,925,009
Curt A. Herberts III	$1,242,524

The chart below quantifies the cash award for the 2017 year the named executive officers are entitled to receive under the Incentive Plan upon a change in control of the Company. This benefit was eliminated by the March 2018 amendment of the Incentive Plan.

Name	Incentive Plan Award
Alexander D. Macrae	$367,200
Kathy Y. Yi	$112,292
Edward R. Conner, M.D.	$140,000
Curt A. Herberts III	$120,190

Benefits upon Death or Disability

Under the 2013 Plan, if a named executive officer’s service with us is terminated as a result of death or permanent disability, or a named executive officer dies or becomes permanently disabled during the three months after a termination other than for misconduct, the period of time in which an option may be exercised following termination shall be the earlier of twelve months following the date of such named executive officer’s death or the expiration date of the option, whichever is earlier, rather than the standard three-month post-termination exercise period provided for in the 2013 Plan.

Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our President and Chief Executive Officer, Dr. Macrae (our “CEO”), for our last fiscal year (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all our employees as of November 15, 2017 regardless of their full- or part-time schedule or anticipated employment duration.

•	To identify our median employee from our employee population, we calculated the aggregate amount of the 2017 base compensation of each of our employees excluding the CEO using a reasonable estimate of the hours worked during 2017 for our hourly employees and actual salary paid for our remaining employees, target 2017 bonus, and the grant date fair value of equity awards granted in fiscal 2017 (using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table).

•	In making this determination, we annualized the base compensation, target bonus and other cash incentive compensation of those permanent employees who were employed by us for less than the entire fiscal year.

Using this approach, we determined our median employee. Because the median employee we initially identified had anomalous compensation characteristics due to the employee’s commencement of employment in 2017, we substituted another employee to serve as our median employee who received substantially similar compensation as the initially identified median employee during 2017 but who had been employed for all of 2017. This individual was directly adjacent to our initially identified median employee, based on the determination method described above. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2017 in accordance with the requirements of the Summary Compensation Table.

For fiscal 2017, the median of the annual total compensation of our employees (other than our CEO) was $169,202 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,795,856. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 11 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

Compensation Committee Report1

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based on such review and such discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis, as contained herein, be included in this Proxy Statement.

Submitted by the Compensation
Committee of the Board of Directors

Mr. Roger Jeffs
Dr. Steven J. Mento
Ms. H. Stewart Parker

[1]

The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Sangamo Therapeutics, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, with respect to the shares of our common stock that may be issued under our existing equity compensation plans. There are no outstanding options that we have assumed in connection with our acquisition of other companies, and there are currently no assumed plans under which we can grant options.

	Column (A)			Column (B)		Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights			Weighted Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	8,203,628	(2	)(3)	$7.63	(4)	3,601,307	(5	)(6)
Equity Compensation Plans Not Approved by Stockholders (1)	164,000	(7)		15.00		836,000	(6	)(8)

Total	8,367,628			$7.77		4,437,307

(1)

The equity compensation plans approved by stockholders consists of the 2013 Plan and the 2010 Employee Stock Purchase Plan (the “Purchase Plan”). In November 2017, the Compensation Committee approved the amendment and restatement of the 2013 Plan to reserve an additional 1,000,000 shares of our common stock to be used exclusively for grants of awards to individuals who were not previously employees or non-employee directors of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to each such individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules, or Rule 5635(c)(4) (such awards, the “Inducement Awards”). The 2013 Plan was amended and restated by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4). Accordingly, for purposes of this table, information with respect to Inducement Awards and the shares reserved for issuance under the 2013 Plan therefor, are included in the row in the table above with respect to equity compensation plans not approved by stockholders.

(2)	Includes 80,172 shares subject to RSUs that will entitle the holder to one share of common stock for each unit that vests over the holder’s period of continued service.

(3)	Excludes purchase rights accruing under the Purchase Plan and shares subject to outstanding options granted under the 2013 Plan as Inducement Awards. Under the Purchase Plan, each eligible employee may purchase up to 2,000 shares of common stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)	The calculation does not take into account the 80,172 shares of common stock subject to outstanding RSUs. Such shares will be issued at the time the RSUs vest, without any cash consideration payable for those shares.

(5)	Consists of shares available for future issuance under the Purchase Plan and the 2013 Plan. As of December 31, 2017, 835,674 shares of common stock were available for issuance under the Purchase Plan, and 3,601,633 shares of common stock were available for issuance under the 2013 Plan (of which 836,000 were available for issuance as Inducement Awards under the 2013 Plan). The shares available for issuance under the 2013 Plan may be issued upon the exercise of stock options or stock appreciation rights granted under the plan, or those shares may be issued as stock bonuses or pursuant to restricted stock awards or RSUs that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

(6)	As of December 31, 2017, the maximum number of shares of common stock reserved for issuance under the 2013 Plan and the Purchase Plan was 20,397,808 shares and 2,100,000 shares, respectively. The number of shares of common stock reserved for issuance under the 2013 Plan is reduced: (i) on a 1-for-1 basis for each share of common stock subject to a stock option grant or stock appreciation right award, or pursuant to a full-value award made under the plan before June 12, 2013, and (ii) by a fixed ratio of 1.33 shares of common stock for each share of common stock issued pursuant to a full-value award made under the 2013 Plan on or after June 12, 2013. In addition, the 20,397,808 maximum number of shares of common stock reserved for issuance under the 2013 Plan includes the 1,000,000 shares reserved for issuance as Inducement Awards in November 2017.

(7)	Consists of stock options granted as Inducement Awards under the 2013 Plan.

(8)	Consists of shares available for future issuance under the 2013 Plan at December 31, 2017 as Inducement Awards under the 2013 Plan.

Report of the Audit Committee of the Board of Directors1

The information contained under the heading “Report of the Audit Committee of the Board of Directors” in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with the management of the Company.

The Audit Committee has discussed with Ernst & Young LLP, the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2017, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees,” or any successor standard.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from the Company.

Based on the review of the audited financial statements and the discussions noted above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors of Sangamo Therapeutics, Inc.

Mr. Robert F. Carey
Ms. Saira Ramasastry
Mr. Joseph S. Zakrzewski

[1]

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Sangamo Therapeutics, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2017, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.

In addition to the indemnification provisions contained in our Seventh Amended and Restated Certificate of Incorporation, as amended, we have entered into separate indemnification agreements with each of our directors containing provisions that may require us to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors.

POLICIES AND PROCEDURES

Consistent with the requirement under Nasdaq listing rules, the Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions as defined under SEC rules and regulations. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Audit Committee must review the material facts of any such transaction and approve that transaction.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying transactions with us in which the director or officer or their family members have a conflict of interest. We review the questionnaire for potential related party transactions. In addition, at meetings of the Audit Committee, management may recommend related party transactions to the committee, including the material terms of the proposed transactions, for its consideration. In making its decision to approve or ratify a related party transaction, the Audit Committee will consider all relevant facts and circumstances available to the committee, including factors such as the aggregate value of the transaction, whether the terms of the related party transaction are no less favorable than terms generally available in an arms’ length transaction and the benefit of such transaction to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16 of the Exchange Act, as amended, which require them to file reports with respect to their beneficial ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16 reports that we received from such persons for their 2017 year transactions in the common stock and their common stock holdings, and (ii) written representation that no other reports were required, we believe that all reporting requirements under Section 16 for such year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Sangamo Therapeutics, Inc., Heather Turner, Secretary, 501 Canal Boulevard, Richmond, California 94804 or contact McDavid Stilwell at 510-970-6000. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

Our Annual Report on Form 10-K for the year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, Sangamo Therapeutics, Inc., 501 Canal Boulevard, Richmond, California 94804. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

THE BOARD OF DIRECTORS OF
SANGAMO THERAPEUTICS, INC.

Dated: April 24, 2018

Appendix A

SANGAMO THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD: APRIL 23, 2018

APPROVED BY THE STOCKHOLDERS:                 , 2018

1.

TABLE OF CONTENTS

9.	TAX WITHHOLDING	A-12

10.	MISCELLANEOUS.	A-12

11.	COVENANTS OF THE COMPANY.	A-15

12.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.	A-16

13.	SEVERABILITY.	A-18

14.	TERMINATION OF THE PLAN.	A-19

15.	DEFINITIONS.	A-19

A-i-

1.	GENERAL.

(a)        Successor to and Continuation of Predecessor Plan.  The Plan is the successor to and continuation of the Predecessor Plan. As of the Effective Date, (i) no additional awards may be granted under the Predecessor Plan; (ii) the Predecessor Plan’s Available Reserve will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the Prior Plans; provided, however, that any Returning Shares from the Prior Plans will become available for issuance pursuant to Awards granted under this Plan. All Awards granted under this Plan will be subject to the terms of this Plan.

(b)        Eligible Award Recipients and Plan Purpose.  Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards. Only Eligible Directors will receive Awards under the Automatic Grant Program. The Company, by means of the Plan, seeks to secure and retain the services of such persons, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c)        Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d)         Effective Date.  The Plan will come into existence on the Effective Date. No Award may be granted under the Plan prior to the Effective Date.

2.	SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve.

(i)         Subject to the adjustments in Section 6(a), the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (A) 8,800,000 shares, plus (B) the number of Returning Shares if any, as such shares become available from time to time, plus (C) the Predecessor Plan’s Available Reserve.

(ii)        Subject to Section 2(c) the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan and (B) 1.33 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.

(iii)       The number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one share for each Returning Share subject to an Appreciation Award and (B) 1.33 shares share for each Returning Share subject to a Full Value Award.

(b)        Incentive Stock Option Limit.  Notwithstanding anything to the contrary in Section 2(a) and subject to Section 6(a) regarding Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 17,600,000 shares.

(c)         Shares Not Available For Subsequent Issuance.  The following shares of Common Stock will not become available again for issuance under the Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of an Appreciation Award or a Full Value Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Appreciation Award or a Full Value Award; and (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of an Appreciation Award or a Full Value Award.

A-1.

(d)        Share Reserve Limit.  For clarity, the Share Reserve limit in Section 2(a) is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

3.	ELIGIBILITY.

(a)        Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(b)        Ten Percent Stockholders.  A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

4.	OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)        Term.  Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)         Exercise or Strike Price.  Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)        Exercise Procedure and Payment of Exercise Price for Options.  In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of

A-2.

an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)        by cash or check, bank draft or money order payable to the Company;

(ii)        pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)       by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Common Stock is publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (C) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (E) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)       if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment, and (B) shares of Common Stock will no longer be subject to such Option and will not be exercisable thereafter to the extent that shares issuable upon exercise are reduced to pay the exercise price pursuant to such “net exercise;” or

(v)        in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)         Exercise Procedure and Payment of Appreciation Distribution for SARs.  In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)         Transferability.  Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR. In the absence of any such Determination, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)         Restrictions on Transfer.  An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the

A-3.

Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)        Domestic Relations Orders.  Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)        Vesting.  Subject to Section 10(a) the Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board and which may vary. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)         Termination of Continuous Service.  Subject to Section 4(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)         three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)       12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)      18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)       18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(h)        Extension of Exercisability.  Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

A-4.

(i)        Termination of Continuous Service for Cause.  Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(j)         Non-Exempt Employees.  No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Change in Control in which such Award is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)         Whole Shares.  Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

(l)        Dividends.   Dividends or dividend equivalents may not be paid or credited to options or SARs.

5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a)        Restricted Stock Awards and RSU Awards.  Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board. The terms and conditions of separate Restricted Stock Awards and RSU Awards need not be identical; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)        Form of Award.

(1)        To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)         A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

A-5.

(ii)         Consideration.

(1)        A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2)         Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)        Vesting.  Subject to Section 10(a) the Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board and which may vary. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)        Termination of Continuous Service.  Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)          Dividends and Dividend Equivalents.  Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement; provided, however, that any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the Award Agreement (including, but not limited to, any vesting conditions). Any dividends or dividend equivalents that are credited with respect to any shares or share equivalents will be forfeited on the date such shares or share equivalents are forfeited to or repurchased by the Company due to a failure to vest. Dividends or dividend equivalents may not be paid or credited to Awards except in accordance with this Section.

(vi)        Settlement of RSU Awards.  A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)        Performance Awards.  With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Awards.

(c)         Other Awards.  Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an

A-6.

exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)        Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 2(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), (iii) the class(es) and number of securities to be granted pursuant to the Automatic Grant Program, and (iv) the class(es) and number of securities and exercise price, strike price or purchase price of stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the provisions of this Section 6(a), no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 6(a). The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 6(a).

(b)         Dissolution or Liquidation.  Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)         Change in Control.  The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of the Award.

(i)        Awards May Be Assumed.  In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar stock award for only a portion of a Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)        Awards Held by Current Eligible Participants.  In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants who are Employees or Directors and whose Continuous Service has not terminated prior to the effective time of the Change in Control

A-7.

(referred to as the “Current Eligible Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Change in Control).

(iii)      Awards Held by Persons other than Current Eligible Participants.  In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Eligible Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.

(iv)      Payment for Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Award will terminate if not exercised prior to the effective time of a Change in Control, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d)         Appointment of Stockholder Representative.  As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)        No Restriction on Right to Undertake Transactions.  The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.	AUTOMATIC GRANTS TO ELIGIBLE DIRECTORS.

(a)         General.  The Automatic Grant Program set forth in this Section 7 provides that Eligible Directors shall automatically receive the grant of certain Awards at designated intervals over their period of Continuous Service on the Board. For the avoidance of doubt, Awards granted under this Automatic Grant Program are subject to all the terms and conditions of the Plan. Each Option granted under this Automatic Grant Program shall (i) be a Nonstatutory Stock Option, (ii) have an exercise price equal to one hundred percent (100%) of the Fair Market Value on the date the Option is granted, and (iii) a maximum term of 10 years.

(b)         Initial Awards.  At the time an Eligible Director is first elected or appointed to serve on the Board such person shall, upon the date of his or her initial election or appointment as an Eligible Director, be

A-8.

granted an Option to purchase 30,000 shares of Common Stock and a RSU Award in respect of 5,000 shares of Common Stock (each such Option and RSU Award an “Initial Award”). Initial Awards of Options shall vest monthly with respect to 1/36th of the shares over the three year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the third anniversary of the date of grant. Initial Awards of RSU Awards shall vest annually with respect to 1/3rd of the shares over the three year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the RSU Award is fully vested on the third anniversary of the date of grant.

(c)         Annual Awards.  On the date of each Annual Meeting, commencing with the Annual Meeting in 2018, each person who is then an Eligible Director and who has served as an Eligible Director on the Board for a period of at least six months shall be granted an Option to purchase 15,000 shares of Common Stock and a RSU Award in respect of 2,500 shares of Common Stock (each such Option and RSU Award an “Annual Award”). Annual Awards of Options shall vest monthly with respect to 1/12th of the shares over the one (1) year period following the date of grant, subject to the Eligible Director’s Continuous Service through the applicable vesting dates, so that the Option will be fully vested on the first anniversary of the date of grant. Annual Awards of RSU Awards shall fully vest on the earlier of (i) the first anniversary of the date of grant or (ii) the day prior to the next annual meeting of stockholders, subject to the Eligible Director’s Continuous Service through such date.

(d)        Vesting Upon Change in Control or Hostile Take-Over.  Each Option and RSU Award granted pursuant to this Automatic Grant Program shall automatically fully accelerate vesting immediately prior to the effectiveness of a Change in Control or Hostile Take-Over, subject to the Eligible Director’s Continuous Service through the date of the Change in Control or Hostile Take Over, as applicable.

(e)        Vesting Upon Death or Disability.  If the Eligible Director’s Continuous Service terminates due to death or Disability, such Eligible Director’s Options and RSU Awards granted pursuant to this Automatic Grant Program shall automatically fully vest.

8.	ADMINISTRATION.

(a)        Administration by Board.  The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 8(d).

(b)         Powers of Board.  Except with respect to the Automatic Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)        To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive cash or Common Stock pursuant to an Award; (E) the number of shares of Common Stock with respect to which an Award will be granted to each such person; and (F) the Fair Market Value applicable to an Award.

(ii)       To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)      To settle all controversies regarding the Plan and Awards granted under it.

(iv)      To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest, including in connection with a Change in Control or Hostile Take-Over.

A-9.

(v)       To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to thirty days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience.

(vi)      To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)     To amend the Plan in any respect the Board deems necessary or advisable, provided that stockholder approval will be required to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)    To submit any amendment to the Plan for stockholder approval.

(ix)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, including, but not limited, to, an amendment that imposes reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, and (2) subject to the limitations of Applicable Law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (D) to comply with other Applicable Laws.

(x)        Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)        To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)         Administration of Automatic Grant Program.  The Board shall have the power, subject to and within the limitations of, the express provisions of the Automatic Grant Program:

(i)         To determine the provisions of each Award to the extent not specified in the Automatic Grant Program.

(ii)        To construe and interpret the Automatic Grant Program and the Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of

A-10.

this power, may correct any defect, omission or inconsistency in the Automatic Grant Program or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Automatic Grant Program fully effective.

(iii)      To amend the terms of the Automatic Grant Program or an Award granted thereunder, except that rights under any such Award granted before amendment of the Automatic Grant Program shall not be impaired by any amendment of the Automatic Grant Program unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(iv)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Automatic Grant Program.

(d)        Delegation to Committee.

(i)        General.  The Board may delegate some or all of the administration of the Plan (except the Automatic Grant Program) to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. As of the Effective Date the Board has delegated administration of the Plan to the Compensation Committee.

(ii)        Rule 16b-3 Compliance.  The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may delegate to a Committee who need not be Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(e)         Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)         Cancellation and Re-Grant of Awards.  Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

(g)        Delegation to an Officer.  The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

A-11.

9.	TAX WITHHOLDING

(a)        Withholding Authorization.  As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)         Satisfaction of Withholding Obligation.  To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c)         Withholding Indemnification.  As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company, each Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

10.	MISCELLANEOUS.

(a)        Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least twelve months following the date of grant of the Award; provided, however, that up to five percent (5%) of the Share Reserve may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

(b)        Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(c)         Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(d)         Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(e)        Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

A-12.

(f)        No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(g)        Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(h)         Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(i)         Execution of Additional Documents.  As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(j)         Electronic Delivery and Participation.  Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(k)         Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In

A-13.

addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(l)         Securities Law Compliance.  A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(m)        Transfer or Assignment of Awards; Issued Shares.  Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(n)      Effect on Other Employee Benefit Plans.  The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(o)        Deferrals.  To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

(p)         Section 409A.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(q)        Data Privacy.  By accepting an Award granted under the Plan, a Participant thereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of such Participant’s personal data as described herein by and among, as applicable, the Employer, and the Company and its other

A-14.

Affiliates and the Plan Administrator for the exclusive purpose of implementing, administering and managing such Participant’s participation in the Plan. Each Participant understands that the Company and the Employer may hold certain personal information about such Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to ordinary shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. Each Participant understands that such Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. Each Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom such Participant may elect to deposit any ordinary shares acquired pursuant to an Award. Each Participant understands that Data will be held only as long as is necessary to implement, administer and manage such Participant’s participation in the Plan. Each Participant understands that such Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting in writing such Participant’s local human resources representative. Each Participant understands, however, that refusing or withdrawing such Participant’s consent may affect such Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, each Participant understands that such Participant may contact his or her local human resources representative.

(r)        Choice of Law.  This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to conflict of law principles that would result in any application of any law other than the law of the State of California.

11.	COVENANTS OF THE COMPANY.

(a)         Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

(b)        No Obligation to Notify or Minimize Taxes; No Liability for Taxes.  The Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was

A-15.

advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

12.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a)         Application.  Unless the provisions of this Section 12 of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section 12 shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)         Non-Exempt Awards Subject to Non-Exempt Severance Arrangements.  To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of Section 12(b) apply.

(i)        If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)       If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)      If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c)         Treatment of Non-Exempt Awards Upon a Change in Control for Employees and Consultants.  The provisions of this Section 12(c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Change in Control if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

A-16.

(i)        Vested Non-Exempt Awards: The following provisions shall apply to any Vested Non-Exempt Award in connection with a Change in Control:

(1)        If the Change in Control is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change of Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change of Control.

(2)         If the Change in Control is not also a Section 409A Change of Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Change in Control had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Change in Control.

(ii)       Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to Section 12(e).

(1)         In the event of a Change in Control, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Change in Control. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Change in Control had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Change in Control.

(2)         If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Change in Control, then such Award shall automatically terminate and be forfeited upon the Change in Control with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Change in Control, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in Section 12(e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Change in Control.

(3)        The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Change in Control, and regardless of whether or not such Change in Control is also a Section 409A Change of Control.

(d)         Treatment of Non-Exempt Awards Upon a Change in Control for Non-Employee Directors. The following provisions of this Section 12(d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Change in Control.

A-17.

(i)        If the Change in Control is also a Section 409A Change of Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change of Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change of Control pursuant to the preceding provision.

(ii)       If the Change in Control is not also a Section 409A Change of Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Change in Control. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Change in Control had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Change in Control.

(e)         If the RSU Award is a Non-Exempt Award, then the provisions in this Section 12(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)        Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)       The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)      To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Change in Control, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Change in Control event triggering settlement must also constitute a Section 409A Change of Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)      The provisions in Section 12(e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

A-18.

13.	SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.	TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.	DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)        “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Change in Control.

(b)        “Adoption Date” means the date the Plan is first approved by the Compensation Committee of the Board.

(c)         “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may Determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)         “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).

(e)        “Appreciation Award” means (i) a stock option or stock appreciation right granted under any of the Prior Plans or (ii) an Option or SAR granted under the Plan, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the option or stock appreciation right as applicable, on the date of grant.

(f)        “Automatic Grant Program” means the grant program in effect for Eligible Directors under Section 7 of the Plan.

(g)         “Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award.

(h)        “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and General Terms and Conditions.

(i)        “Board” means the Board of Directors of the Company. Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

A-19.

(j)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(k)        “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(l)           “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events constituting a change in ownership or Control of the Company; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such transaction also constitutes a Section 409A Change of Control:

(i)        a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction,

(ii)       a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

(iii)     the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the

A-20.

domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(m)        “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(n)          “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with Section 8(d).

(o)         “Common Stock” means the common stock of the Company.

(p)          “Company” means Sangamo Therapeutics, Inc., a Delaware corporation.

(q)          “Compensation Committee” means the Compensation Committee of the Board.

(r)           “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(s)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(t)           “Director” means a member of the Board.

(u)           “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

A-21.

(v)        “Effective Date” means the date of the annual meeting of stockholders of the Company held in 2018 provided this Plan is approved by the Company’s stockholders at such meeting.

(w)         “Eligible Director” means a Director who is not an Employee.

(x)        “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(y)         “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(z)        “Entity” means a corporation, partnership, limited liability company or other entity.

(aa)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)         “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(cc)        “Fair Market Value” means, as of any date, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)      If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)     In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(dd)        “Full Value Award” means an Award granted under the Plan or an award granted under the Prior Plans that is not an Appreciation Award.

(ee)         “General Terms and Conditions” means the written summary of the general terms and conditions applicable to an Award and which is provided to a Participant along with the Grant Notice.

(ff)        “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any

A-22.

governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

(gg)        “Grant Notice” means the written notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(hh)        “Hostile Take-Over” means a change in ownership or control of the Company effected through either of the following transactions:

(i)        a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii)       a Hostile Tender-Offer.

(ii)           “Hostile Tender-Offer” means the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

(jj)           “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(kk)        “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ll)          “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.

(mm)     “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(nn)       Non-Exempt Severance Arrangement means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition

A-23.

thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(oo)         “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(pp)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(qq)         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(rr)        “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant and which includes the Option Grant Notice and the Option Terms and Conditions. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ss)         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(tt)        “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(uu)         “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(vv)        “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ww)         “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(xx)         “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) profit (including gross profit) and/or margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) employee retention; (xxx) stockholders’

A-24.

equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) and other measures of performance selected by the Board.

(yy)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(zz)         “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(aaa)      “Performance Award” means an Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b).

(bbb)    “Plan” means this Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan.

(ccc)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(ddd)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(g).

(eee)      “Predecessor Plan” means the Amended and Restated 2013 Stock Incentive Plan

(fff)        “Prior Plans” means the Predecessor Plan and the 2004 Stock Incentive Plan (together.

A-25.

(ggg)         “Predecessor Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Predecessor Plan as of immediately prior to the Effective Date.

(hhh)         “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(iii)            “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(jjj)            “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(kkk)        “RSU Award” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(lll)            “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(mmm)    “Returning Shares” means shares subject to outstanding stock awards granted under the Plan or the Prior Plans and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; or (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(nnn)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ooo)        “Rule 405” means Rule 405 promulgated under the Securities Act.

(ppp)         “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(qqq)         “Section 409A Change of Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(rrr)          “Securities Act” means the Securities Act of 1933, as amended.

(sss)          “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a), subject to adjustment pursuant to Section 6(a) in connection with Capitalization Adjustments.

(ttt)           “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(uuu)        “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. Each SAR Agreement will be subject to the terms and conditions of the Plan.

A-26.

(vvv)         “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(www)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(xxx)         “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(yyy)        “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Change in Control.

(zzz)         “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Change in Control.

A-27.

Appendix B

SANGAMO THERAPEUTICS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

(As Amended                                )

I.	PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Sangamo Therapeutics, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code.

The Plan shall serve as the successor to the Corporation’s 2000 Employee Stock Purchase Plan, and no additional offering periods shall commence under that Predecessor Plan after November 1, 2009. The Predecessor Plan shall terminate upon the completion of the purchase date under each offering period in effect under the Predecessor Plan on April 30, 2010.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A.         The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan from the Effective Date shall be limited to Four Million Six Hundred Thousand (4,600,000) shares.

B.         Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant during any offering period and on any one Purchase Date during that offering period, (iii) the maximum number and class of securities purchasable in total by all Participants under the Plan on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and such adjustments shall be final, binding and conclusive.

B-1

IV.	OFFERING PERIODS

A.        Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.         Unless otherwise specified by the Plan Administrator prior to the start of the applicable offering period:

(i)        each offering period shall have a duration of twenty-four (24) months, and

(ii)        offering periods shall commence on the first business day of May and the first business day of November each year.

C.        The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Corporation (or any subsidiary of the Corporation) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and the participants in each separate offering period shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

D.         Unless otherwise specified by the Plan Administrator prior to the start of the applicable offering period, each offering period shall be comprised of four successive Purchase Intervals. Purchase Intervals shall run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year.

E.         The initial offering period under the Plan shall commence on May 3, 2010, shall have a duration of twenty-four (24) months, and shall have four successive six-month Purchase Intervals. The Purchase Intervals in such initial offering period shall run from the first business day in May each year to the last business day in October in that year and from the first business day in November each year to the last business day in April in the following year.

F.        Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in that offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, have their participation contribution election transferred from that offering period and automatically enrolled, if necessary, in the offering period commencing on the next business day following such Purchase Date, provided and only if the Fair Market Value per share of Common Stock on the start date of that new offering period is lower than the Fair Market Value per share of Common Stock on the start date of the offering period in which they were currently enrolled.

V.	ELIGIBILITY

A.        Each individual who is an Eligible Employee on the start date of an offering period under the Plan may enter that offering period only on such start date.

B.         The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

B-2.

C.        Each corporation that becomes a Corporate Affiliate after May 3, 2010 shall automatically become a Participating Corporation effective as of the start date of the first offering date coincident with or next following the date on which it becomes such an affiliate, unless the Plan Administrator determines otherwise prior to the start date of that offering period.

D.         To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization or other authorized form of contribution allowable for that offering period) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.	PAYROLL DEDUCTIONS

A.         For each offering period, the Plan Administrator may allow contributions to the Plan to be effected in the form of periodic payroll deductions or one or more other forms specified by the Plan Administrator prior to the start date of the applicable offering period. However, all contributions, whether in the form of payroll deductions or other mode, shall be made solely on the basis of the Participant’s Cash Earnings or Base Salary (as determined by the Plan Administrator prior to the start date of the applicable offering period and to be in effect for all Participants in the offering period) for the offering period up to a maximum of fifteen percent (15%) for all offerings in which the Participant is enrolled or such lower percentage as set by the Plan Administrator prior to the start date of any applicable offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period:

(i)           Participant contributions for each offering period shall be solely in the form of payroll deductions, and

(ii)         the payroll deductions that each Participant may authorize for purposes of acquiring shares of Common Stock during any offering period may be in any multiple of one percent (1%) of the Base Salary paid to that Participant during each Purchase Interval within any offering period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period.

B.         The rate of payroll deduction or other permitted form of contribution so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)           The Participant may, at any time during the offering period, reduce the rate of his or her payroll deduction or other permitted form of contribution to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)          The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction or other permitted form of contribution (up to the maximum percentage limit for that offering period) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

(iii)         The Participant may at any time reduce his or her rate of payroll deduction under the ESPP or other form of permitted contribution to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions or other permitted contribution for the Purchase Interval in which such reduction occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date.

B-3.

C.        Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. To the extent the Plan Administrator authorizes other forms of contributions for an offering period, those permitted contributions shall be collected in the manner specified by the Plan Administrator for that offering period. The payroll deductions or other permitted forms of contribution so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, unless otherwise required by the terms of that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for any corporate purpose.

D.        Payroll deductions or other permitted form of contribution shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E.        The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A.        Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period. Unless the Plan Administrator determines otherwise prior to the start date of the applicable offering period and subject to the limitations of Article VIII below, each purchase right granted for an offering period shall provide the Participant with the right to purchase up to 2,000 shares of Common Stock in the aggregate on each Purchase Date applicable to all offering periods in which the Participant is enrolled for a maximum of 8,000 shares of Common Stock purchasable in any single offering period. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.        Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions or other contributions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions or other form of contribution for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.         Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period will be established by the Plan Administrator prior to the start of that offering period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

B-4.

D.        Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions or other permitted form of contribution during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date under all offerings in which the Participant is enrolled shall not exceed Two Thousand (2,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date shall not exceed Two Hundred Thousand (200,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant (and the corresponding maximum number of shares purchasable per Participant for that offering period) and in total by all Participants on each Purchase Date within that offering period.

E.        Excess Payroll Deductions/Contributions. Any payroll deductions or other form of contribution not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions or other permitted form of contribution not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

F.        Suspension of Payroll Deductions/Contributions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions or other form of contribution permitted for that offering period shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions or contributions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions or other form of contribution shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G.        Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)         A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions or other permitted form of contribution shall be collected from the Participant with respect to the offering period. Any payroll deductions or other permitted contributions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions or other permitted form of contribution collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii)         The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii)         Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that

B-5.

purchase right shall immediately terminate, and all of the Participant’s payroll deductions or other permitted contributions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions or other permitted contributions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions or other permitted form of contribution be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions or other permitted form of contribution under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

H.         Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions or other permitted contributions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for that Purchase Internal pursuant to the Purchase Price provisions of Paragraph B of this Article VII. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

The Corporation shall use reasonable efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

I.        Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions or other permitted form of contribution of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

J.        ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a

B-6.

stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

K.        Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L.        Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

A.         No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.        For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)         The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii)         No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.        If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions or other permitted form of contribution which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.         In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A.        The Plan shall become effective for the offering period commencing on the Effective Date; provided, however, that (i) the purchase rights for that initial offering period shall be subject to the

B-7.

provisions of Paragraph E of Article IV and (ii) no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B.         The Plan shall serve as the successor to the Predecessor Plan, and no further offering periods under the Predecessor Plan shall commence after November 1, 2009.

C.         Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2020, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions or other forms of contribution shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

A.         The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period thereafter under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B.        In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization or (ii) modify the eligibility requirements for participation in the Plan.

XI.	GENERAL PROVISIONS

A.         All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.        Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.        The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

B-8.

Schedule A

Corporations Participating in

the Sangamo Therapeutics, Inc. 2010

Employee Stock Purchase Plan

Sangamo Therapeutics, Inc.

B-9

APPENDIX

The following definitions shall be in effect under the Plan:

A.         2018 Annual Meeting means the date of the annual meeting of stockholders of the Corporation held in 2018.

B.         Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (i) any income or employment tax withholdings or (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).

C.         Board shall mean the Corporation’s Board of Directors.

D.        Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Cash Earnings shall not include any contributions made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

E.         Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)          a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)         a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii)        the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial

A-1

owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

F.         Code shall mean the Internal Revenue Code of 1986, as amended.

G.        Common Stock shall mean the Corporation’s common stock.

H.         Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

I.         Corporation shall mean Sangamo Therapeutics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Sangamo Therapeutics, Inc., which shall assume the Plan.

J.        Effective Date shall be May 3, 2010. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

K.        Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401 (a); provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.

L.         Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

M.         Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Select or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N.        1933 Act shall mean the Securities Act of 1933, as amended.

O.         1934 Act shall mean the Securities Exchange Act of 1934, as amended.

P.        Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

Q.        Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

A-2.

R.        Plan shall mean the Sangamo Biosciences, Inc. 2010 Employee Stock Purchase Plan, as set forth in this document.

S.         Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

T.         Predecessor Plan shall mean the Corporation’s 2000 Employee Stock Purchase Plan.

U.         Purchase Date shall mean the last business day of each Purchase Interval.

V.        Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant; provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, designate a different duration for the Purchase Intervals within that offering period.

W.        Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

A-3.

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on June 11, 2018. Vote by Internet • Go to www.envisionreports.com/SGMO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5. 1. To elect eight (8) directors to serve on the Board of Directors until the next Annual Meeting of Stockholder to be held in 2019 or until their successors are duly elected and qualified; + Nominees: For Against Abstain For Against Abstain For Against Abstain 03 - Stephen G. Dilly, 01 - H. Stewart Parker 02 - Robert F. Carey M.B.B.S., Ph.D. 05 - Alexander D. Macrae, 04 - Roger Jeffs, Ph.D. 06 - Steven J. Mento, Ph.D. M.B., Ch.B., Ph.D. 07 - Saira Ramasastry 08 - Joseph S. Zakrzewski For Against Abstain For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company’s 3. To approve the Sangamo Therapeutics, Inc. named executive officers, as described in the Proxy Statement. 2018 Equity Incentive Plan. 4. To approve an amendment to the Sangamo Therapeutics, Inc. 2010 5. To ratify the appointment of Ernst & Young LLP as Employee Stock Purchase Plan (the “Purchase Plan”) to increase the our independent registered public accounting firm number of shares of our common stock reserved for issuance under the for the year ending December 31, 2018. Purchase Plan by 2,500,000 shares. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL NAME AND TITLE AS SUCH. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Sangamo Therapeutics, Inc. + PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 11, 2018 The undersigned hereby appoints Alexander D. Macrae, M.B., Ch.B., Ph.D., Kathy Y. Yi and Heather D. Turner, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Sangamo Therapeutics, Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2018 Annual Meeting of Stockholders of Sangamo Therapeutics, Inc., to be held at 501 Canal Boulevard, Richmond, California 94804 on June 11, 2018 at 9:00 a.m. PDT or at any postponement or adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ALL NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5 AND AT THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS) PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +